Exhibit 2


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                            STOCK PURCHASE AGREEMENT

                                  by and among


                         CURATIVE HEALTH SERVICES, INC.,

                                       and

                               THE stockholders of
                           APEX THERAPEUTIC CARE, INC.




                          Dated as of January 27, 2002



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                                TABLE OF CONTENTS



                                                                            Page


ARTICLE I. SALE AND PURCHASE OF SHARES                                       1

      Section 1.1    Sale of Shares.                                         1
      Section 1.2    Purchase Price and Payment for the Shares.              2
      Section 1.3    Closing.                                                3
      Section 1.4    Delivery of Buyer Common Stock.                         3
      Section 1.5    Stockholders' Representative.                           4

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS               6

      Section 2.1    Stockholders' Residency, Status and Investment Intent.  6
      Section 2.2    Power of the Stockholders.                              6
      Section 2.3    Ownership and Status of Company Capital Shares.         7
      Section 2.4    No Conflicts or Litigation.                             7
      Section 2.5    Stockholders' Agreements.                               8
      Section 2.6    No Disclosure of Confidential Information.              8
      Section 2.7    Representation by Counsel.                              8
      Section 2.8    Disclosure.                                             9

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
RELATING TO THE COMPANY                                                      9

      Section 3.1    Organization, Good Standing and Qualification.          9
      Section 3.2    Capitalization.                                         9
      Section 3.3    Company Subsidiaries.                                   10
      Section 3.4    Governmental Filings; No Violations.                    10
      Section 3.5    Company Financial Statements.                           10
      Section 3.6    Absence of Undisclosed Liabilities.                     11
      Section 3.7    No Material Adverse Changes.                            11
      Section 3.8    Certain Payments.                                       11
      Section 3.9    Absence of Certain Changes.                             12
      Section 3.10   Litigation.                                             13
      Section 3.11   Employee Benefits.                                      13
      Section 3.12   Compliance with Laws; Permits.                          15
      Section 3.13   Taxes.                                                  15
      Section 3.14   Labor Matters.                                          17
      Section 3.15   Intellectual Property.                                  18
      Section 3.16   Certain Environment Matters; Medical Waste.             18
      Section 3.17   Title to Property.                                      20
      Section 3.18   Contracts.                                              20
      Section 3.19   Insurance Matters.                                      21
      Section 3.20   Affiliated Transactions.                                21

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      Section 3.21   Changes in Suppliers and Third-Party Payors.            21
      Section 3.22   Indebtedness.                                           21
      Section 3.23   Inspections and Investigations.                         22
      Section 3.24   Certain Relationships.                                  22
      Section 3.25   Stark; Fraud and Abuse; False Claims.                   23
      Section 3.26   Rates and Reimbursement Policies.                       24
      Section 3.27   Customers and Orders.                                   24
      Section 3.28   Inventories.                                            24
      Section 3.29   Places of Business.                                     24
      Section 3.30   Changes in Laws.                                        24
      Section 3.31   Controlled Substances.                                  24
      Section 3.32   Disclosure of Certain Financial Relationships.          25
      Section 3.33   Guarantees, Warranties and Discounts.                   25
      Section 3.34   Accounts Receivable.                                    25
      Section 3.35   Bank Accounts; Signing Authority; Powers Of Attorney.   26
      Section 3.36   Brokers and Finders.                                    26
      Section 3.37   Transaction Costs.                                      26
      Section 3.38   Disclosure.                                             26

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER                          27

      Section 4.1    Organization, Good Standing and Qualification.          27
      Section 4.2    Corporate Authority and Approval.                       27
      Section 4.3    Brokers and Finders.                                    27
      Section 4.4    SEC Filings; Financial Statements.                      27
      Section 4.5    Buyer Shares.                                           28
      Section 4.6    Litigation.                                             28
      Section 4.7    Government Filings; No Violations.                      28
      Section 4.8    Compliance with Laws; Permits.                          29
      Section 4.9    Disclosure.                                             29

ARTICLE V. COVENANTS                                                         30

      Section 5.1    Interim Operations of the Company.                      30
      Section 5.2    Acquisition Proposals.                                  32
      Section 5.3    Consents.                                               32
      Section 5.4    Access.                                                 32
      Section 5.5    Supplemental Information.                               33
      Section 5.6    Reasonable Best Efforts.                                34
      Section 5.7    Shareholders' Meeting.                                  34
      Section 5.8    Transaction Costs.                                      34

ARTICLE VI. CONDITIONS                                                       34

      Section 6.1    Conditions to Obligations of Buyer.                     34
      Section 6.2    Conditions to Obligation of the Stockholders.           37


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ARTICLE VII. LIMITATIONS ON COMPETITION                                      39

      Section 7.1    Definitions.                                            39
      Section 7.2    Trade Name and Non-Public Information.                  40
      Section 7.3    Non-competition.                                        40
      Section 7.4    Non-Solicitation.                                       41
      Section 7.5    Damages.                                                41
      Section 7.6    Reasonable Restraint.                                   41
      Section 7.7    Severability; Reformation.                              42
      Section 7.8    Independent Covenant.                                   42
      Section 7.9    Materiality.                                            42

ARTICLE VIII. TERMINATION                                                    42

      Section 8.1    Method of Termination.                                  42
      Section 8.2    Effect of Termination.                                  43

ARTICLE IX. SURVIVAL; INDEMNIFICATION                                        43

      Section 9.1    Survival.                                               43
      Section 9.2    Indemnification by the Stockholders.                    44
      Section 9.3    Indemnification by Stockholders.                        45
      Section 9.4    Indemnification by Buyer.                               45
      Section 9.5    Security for Indemnity.                                 45
      Section 9.6    Limitations on Indemnification.                         46
      Section 9.7    Method of Asserting Claims.                             46

ARTICLE X. MISCELLANEOUS AND GENERAL                                         48

      Section 10.1   Modification or Amendment.                              48
      Section 10.2   Waiver.                                                 48
      Section 10.3   Counterparts.                                           48
      Section 10.4   Governing Law; Waiver of Jury Trial.                    48
      Section 10.5   Notices.                                                49
      Section 10.6   Entire Agreement.                                       51
      Section 10.7   No Third Party Beneficiaries.                           51
      Section 10.8   Severability.                                           51
      Section 10.9   Interpretation.                                         51
      Section 10.10  Assignment.                                             52
      Section 10.11  Schedules                                               52
      Section 10.12  Press Releases and Announcements.                       52
      Section 10.13  Definitions.                                            52


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                                    Exhibits

Exhibit A             Form of Note

Exhibit B             Form of Escrow Agreement

Exhibit C             Form of Registration Rights Agreement

Exhibit D             Form of Community Service Employment Agreement

Exhibit E             Form of Williams Pledge Agreement

Exhibit F             Form of Williams Promissory Note

Exhibit G             Form of Shareholder Pledge Agreement

Exhibit H             Form of Certificate of Trust


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                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of January 27, 2002 by and among Curative Health Services, Inc., a Minnesota corporation (the "Buyer"), Jim Williams, an individual resident of the State of California ("Williams"), the Tamiyasu Trust dated December 16, 1997 (the "Tamiyasu Trust"), the Jon and Ellen Tamiyasu Irrevocable Trust No. 1 (the "Tamiyasu Irrevocable Trust"), the Kelly and Valorie Smith Family Trust dated December 15, 1997 (the "Smith Trust"), the Kelly and Valorie Smith Irrevocable Trust No. 1 (the "Smith Irrevocable Trust"), the Fred and Lisa Copeland Family Trust dated August 4, 1999 (the "Copeland Trust"), the Robert and Sandra Brooks Family Trust dated April 10, 1987 (the "Brooks Trust" and together with the Tamiyasu Trust, the Tamiyasu Irrevocable Trust, the Smith Trust, the Smith Irrevocable Trust, and the Copeland Trust, the "Trusts"), the Stockholders' Representative and, only for the purpose of Article VII, Section 2.6 and Section 2.7 of this Agreement, each of Jon M. Tamiyasu, Kelly Smith, Fred Copeland and Robert W. Brooks (each, a "Principal" and collectively, the "Principals"). The Trusts together with Williams are referred to herein collectively as the "Stockholders" and individually as a "Stockholder." Certain terms used in this Agreement are defined in Section 10.13(b).

                                    RECITALS

WHEREAS, the Stockholders of Apex Therapeutic Care, Inc., a California corporation (the "Company"), are the beneficial and record holders of the issued and outstanding shares of common stock, no par value, of the Company (each a "Share" or, collectively, the "Shares") set forth opposite their respective names on Schedule A hereto; and

WHEREAS, the Shares owned and held by the Stockholders represent 100% of the outstanding securities of the Company; and

WHEREAS, each Stockholder hereby wishes to sell the Shares owned by each such Stockholder, and Buyer wishes to purchase the Shares, upon the terms and conditions of this Agreement; and

WHEREAS, the consummation of the transaction contemplated herein will result in significant economic benefit to each Principal.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

contained herein, the parties hereto agree as follows:

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                                   ARTICLE I.


                           SALE AND PURCHASE OF SHARES

     Section 1.1 Sale of Shares.

At the Closing, (a) the Stockholders shall sell the Shares owned by each to Buyer, and shall deliver to Buyer stock certificates representing such Shares, duly endorsed in blank or with duly executed stock powers attached, in proper form for transfer, free and clear of any Lien or other encumbrance; and (b) Buyer shall purchase the Shares for the Purchase Price (such transaction being referred to herein as the "Sale").

     Section 1.2 Purchase Price and Payment for the Shares.

     (a) The aggregate purchase price for all of the Shares (the "Purchase Price") shall be equal to (i) the Stock Consideration, plus (ii) the Cash Consideration, plus (iii) the Note Consideration. The Purchase Price shall be allocated among the Stockholders in accordance with the proportional share set forth opposite each Stockholder's name on Schedule A attached hereto.

     (b) "Stock Consideration" means a number of shares of unregistered common stock, $0.01 par value per share, of Buyer ("Buyer Common Stock") equal to $39,000,000 divided by the Buyer Stock Price. The term "Buyer Stock Price" shall mean the average of the closing price per share of Buyer Common Stock, as reported by the Nasdaq National Market, for the ten-consecutive trading day period ending on and including the third trading day prior to the Closing Date, provided, however, that:

          (i) if the Buyer Stock Price is less than $7.07, the Buyer Stock Price shall be deemed to be $7.07; or

          (ii) if the Buyer Stock Price is greater than $31.07, the Buyer Stock Price shall be deemed to be $31.07.

     (c) "Note Consideration" means one or more promissory notes in the aggregate principal amount of $5,000,000 substantially in the form of Exhibit A attached hereto (the "Notes").

     (d) "Cash Consideration" means an amount in cash, without interest, equal to $16,000,000, minus each of the following: (i) all Transaction Costs, as set forth on Section 3.37 of the Disclosure Letter, which letter shall be updated by the Stockholders two days prior to the Closing Date, (ii) any change in control payments paid or payable by the Company in connection with the transactions contemplated by this Agreement, (iii) any payments paid or payable by the Company under the Apex Therapeutic Care, Inc, Stock Appreciation Rights Plan in connection with the transactions contemplated by this Agreement, and (iv) any withholding obligation or other Taxes paid or payable by the Company in connection with (ii) and (iii) above.

     (e) Substitution of Cash for Stock. Buyer, in its sole discretion, may pay all or any portion of the Stock Consideration by making a cash payment to the Stockholders in place of the Stock Consideration to which the Stockholders would otherwise be entitled hereunder. Any such cash payment shall be equal to (i) the number of shares of Buyer Common Stock by which the Stock Consideration is reduced, multiplied by (ii) the Buyer Common Stock Price. In the event that Buyer intends to make a payment of any portion of the Stock Consideration in the form of


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cash, it shall provide the Stockholders' Representative with notice of such intention, not less than 5 days prior to the Closing Date; provided, however, that Buyer may revoke such notice of intention at any time prior to the Closing Date by delivering notice to the Stockholders' Representative.

     (f) The Purchase Price shall be payable as follows:

          (i) $5,333,333 of the Stock Consideration (which amount collectively, as reduced from time to time through distributions in accordance with the Escrow Agreement, is hereinafter referred to as the "Escrow Fund"), shall be deposited in an escrow account to secure the Stockholders indemnification obligations hereunder. The Escrow Fund shall be payable pursuant to the terms of, and subject to the satisfaction of certain conditions set forth in, an escrow agreement in substantially the form annexed hereto as Exhibit B (the "Escrow Agreement") to be executed and delivered at the Closing.

          (ii) an amount in cash, without interest, equal to the Cash Consideration shall be paid to the Stockholders by federal funds wire transfer at the Closing.

          (iii) $5,000,000 of the Note Consideration shall be delivered at Closing, $666,667 of which will be subject to setoff as described in
     Section 9.5.

          (iv) $33,666,667 of the Stock Consideration shall be delivered at Closing in accordance with Section 1.4.

     Section 1.3 Closing.

The closing of the Sale (the "Closing") shall take place (a) at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Minneapolis, Minnesota, 55402 at 9:00 A.M. on the first business day after the day on which the last to be fulfilled or waived of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (b) at such other place and time and/or on such other date as the Stockholders and Buyer may agree in writing (the "Closing Date").

If the Closing has not been consummated within 90 days of the date hereof, the parties hereto agree that, notwithstanding any other provision of this Agreement, the Company may make a cash distribution to the Stockholders of up to $500,000.

     Section 1.4 Delivery of Buyer Common Stock.

     (a) Each Stockholder acknowledges that (i) such Stockholder must bear the economic risk of holding any Buyer Common Stock issued in connection with this Agreement (the "Restricted Stock") for an indefinite period of time because the Restricted Stock has not been registered under the Securities Act or applicable state securities laws, and therefore cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws or unless exemptions from such registrations are available, (ii) the transferability of the


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Restricted Stock is restricted and (iii) legends substantially in the following form will be placed on the certificate(s) representing the Restricted Stock:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT UNDER THE ACT (AND A CURRENT PROSPECTUS) IS IN EFFECT AS TO THE SECURITIES, (2) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE OR (3) THE SECURITIES ARE SOLD PURSUANT TO RULE 144 ADOPTED PURSUANT TO THE ACT. IF A REGISTRATION STATEMENT UNDER THE ACT IS NOT IN EFFECT AS TO THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE SECURITIES MAY NOT BE DISPOSED OF OR TRANSFERRED WITHOUT FIRST OBTAINING AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER OF THESE SECURITIES, THAT SUCH DISPOSITION OR TRANSFER CAN LAWFULLY BE MADE WITHOUT REGISTRATION PURSUANT TO THE ACT.

PLEDGE, SALE, ASSIGNMENT, TRANSFER OR DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS CONTAINED IN THE REGISTRATION RIGHTS AND LOCKUP AGREEMENT AND/OR PLEDGE AGREEMENT AS THE CASE MAY BE, BETWEEN THE ISSUER OF THESE SECURITIES AND THE HOLDER OF THIS CERTIFICATE, A COPY OF WHICH AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE ISSUER.

     (b) No fraction of a share of Buyer Common Stock will be issued, but in lieu thereof any payment of Buyer Common Stock will be rounded to the nearest whole share.

     Section 1.5 Stockholders' Representative.

     (a) In order to efficiently administer the transactions contemplated hereby, the Stockholders hereby desire to designate Jon M. Tamiyasu, as their representative (in such capacity, the "Stockholders' Representative"). By execution of this Agreement, Jon M. Tamiyasu agrees to act as the Stockholders' Representative.

     (b) In the event that Jon M. Tamiyasu, or his substitute as the Stockholders' Representative, dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the Stockholders holding, immediately prior to the Closing, a majority of the outstanding Shares shall select another representative to fill such vacancy and, upon written notice to Buyer, such substituted representative shall be deemed to be a Stockholders' Representative for all purposes of this Agreement and the documents delivered pursuant hereto.

     (c) By virtue of the execution of this Agreement each Stockholder hereby agrees that:

          (i) Jon M. Tamiyasu is hereby designated as the Stockholders' Representative, and any substitute Stockholders' Representative shall be elected as set forth in Section 1.5(b);


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          (ii) the Stockholders hereby authorize the Stockholders'
     Representative, (A) to take all action necessary against Buyer in connection with breaches of obligations by Buyer under this Agreement, the Notes or any of the Related Documents, (B) to determine the Stockholders to whom consideration from Buyer shall be distributed and the amount of consideration to be so distributed, (C) to give and receive all notices required to be given under this Agreement, the Notes or any of the Related Documents after the Closing Date, (D) to take any and all additional action as is contemplated to be taken by or on behalf of the Stockholders after the Closing Date by the terms of this Agreement, including but not limited to any action under Article IX hereof, the Notes or any of the Related Documents, and (E) to take any further action which the Stockholders' Representative shall consider necessary or desirable in connection with this Agreement, the Notes, any of the Related Documents and the transactions contemplated hereby and thereby, including, without limitation, the execution, delivery and performance of the Escrow Agreement, hereby giving the Stockholders' Representative full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the foregoing as fully as such Stockholder might or could do if personally present, and has ratified and confirmed all that the Stockholders' Representative shall lawfully do or cause to be done by virtue thereof;

          (iii) all decisions and actions by the Stockholders' Representative shall be binding upon all of the Stockholders and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same;

          (iv) Buyer shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to any actions required or permitted to be taken by the Stockholders' Representative hereunder, and no party shall have any cause of action against Buyer to the extent Buyer has relied upon the instructions or decisions of the Stockholders' Representative;

          (v) all actions, decisions and instructions of the Stockholders' Representative shall be conclusive and binding upon all of the Stockholders;

          (vi) the provisions of this Section 1.5 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with the transactions contemplated by this Agreement;

          (vii) remedies available at law for any breach of the provisions of this Section 1.5 are inadequate; therefore, Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if Buyer brings an action to enforce the provisions of this Section 1.5; and

          (viii) the provisions of this Section 1.5 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees, and successors of each Stockholder, and any references in this Agreement to a Stockholder or the Stockholders shall mean and include the successors to the Stockholder's rights hereunder,


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     whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

     (d) All reasonable, documented fees and expenses incurred by the Stockholders' Representative from and after the Closing Date shall be paid by the Stockholders in accordance with their pro rata share set forth on Schedule A.

                                  ARTICLE II.

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each of the Stockholders and, with respect to Sections 2.6 and 2.7, each of the Principals, with respect to himself or itself only, hereby represents and warrants to Buyer, except as set forth on the disclosure letter (the "Stockholder Disclosure Letter"), which identifies exceptions by specific section references, as follows:

     Section 2.1 Stockholders' Residency, Status and Investment Intent.

The Stockholder is a resident of the State of California. The Stockholder, if a Trust, was validly organized under the laws of the State of California. Except as set forth in the Stockholder Disclosure Letter, the Stockholder is an "accredited investor" as that term is defined by Rule 501 under the Securities Act of 1933, as Amended (the "Securities Act"). The Stockholder has been advised that the Restricted Stock is not registered under the Securities Act or under certain applicable state securities laws. The Restricted Stock is being acquired for the Stockholder's own account and for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof, within the meaning of the Securities Act. Except as otherwise contemplated in this Agreement or the Registration Rights Agreement, the Stockholder has made no agreement with others regarding any of the Restricted Stock and the Stockholder's financial condition is such that it is not likely that it will be necessary to dispose of any of the Restricted Stock in the foreseeable future.

     Section 2.2 Power of the Stockholders.

     (a) The Stockholder has the full power, legal capacity and authority to execute and deliver this Agreement and each of the other Related Documents to which the Stockholder is a party and to perform the Stockholder's obligations pursuant to this Agreement and each of the other Related Documents. The execution, delivery and performance by the Stockholder of this Agreement and the Related Documents to which the Stockholder is a party, and the consummation by the Stockholder of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action by the Stockholder, and no other proceedings on the part of the Stockholder is necessary to authorize the execution, delivery and performance by the Stockholder of this Agreement or the Related Documents. Each of this Agreement and the other Related Documents constitutes and, when executed and delivered by or on behalf of the Stockholder, will constitute, the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as that enforceability may be (a) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b)


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subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

     (b) Jon M. Tamiyasu and Ellen M. Tamiyasu are the duly appointed and acting trustees of the Tamiyasu Trust. Stein Jorgensen is the duly appointed and acting trustee of the Tamiyasu Irrevocable Trust. Kelly Smith and Valorie Smith are the duly appointed and acting trustees of the Smith Trust. Craig Miller is the duly appointed and acting trustee of the Smith Irrevocable Trust. Fred Copeland and Lisa Copeland are the duly appointed and acting trustees of the Copeland Trust. Robert W. Brooks and Sandra S. Brooks are the duly appointed and acting trustees of the Brooks Trust. Each Stockholder that is a trust represents and warrants that the trust instrument governing the administration of its Trust and its Trust validly exists under and is governed by the laws of the State of California. Each Stockholder that is a Trust represents and warrants that the trustees of its Trust have the full and sole power and authority necessary to
(i) own the shares of capital stock of the Company owned by such Trust, (ii) execute and deliver this Agreement and the Related Document and all other documents required to be executed and delivered by the trustees of such Trust pursuant to this Agreement and the Related Documents and (iii) perform the obligations on the part of such Trust contemplated by this Agreement and the Related Documents. Each Stockholder that is a trust represents and warrants that the execution and delivery of this Agreement and the Related Documents and all other such documents by the trustees of such Trust and the performance by the trustees of such Trust of the obligations on the part of such Trust contemplated by the Agreement, the Related Documents and all such other documents do not, and will not, violate any provision of the trust instrument governing the administration of such Trust, violate any federal law, any law of the State of California or any other law applicable to the administration of such Trust.
Section 2.2 of the Stockholder Disclosure Letter sets forth the beneficiaries of each Trust and indicates which beneficiaries have attained the age of majority.

     Section 2.3 Ownership and Status of Company Capital Shares.

The Stockholder is the record and beneficial owner of all of the issued and outstanding Shares set forth next to his or its name in Schedule A, in each case free and clear of all Liens, other than restrictions under the Securities Act and state securities laws and the Liens set forth in Section 2.3 of the Stockholder Disclosure Letter. At the Closing, the Stockholder shall pass good and marketable title to his or its Shares to Buyer, free and clear of all Liens including without limitation all Liens set forth in Section 2.3 of the Stockholder Disclosure Letter (other than restrictions under the Securities Act and state securities laws). Except as set forth in Section 2.3 of the Stockholder Disclosure Letter, neither the Stockholder, nor to the Stockholder's actual knowledge any other person, owns any other securities of the Company, and there are no agreements or other rights or arrangements existing which provide for the sale, purchase, exchange or other transfer by any such Stockholder of any of the Shares or any other security of the Company.


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     Section 2.4 No Conflicts or Litigation.

Except as set forth in Section 2.4 of the Stockholder Disclosure Letter and subject to compliance with applicable filing and reporting requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the execution, delivery and performance in accordance with their respective terms by the Stockholder of this Agreement and the Related Documents to which the Stockholder is a party contemplated hereby does not and will not
(a) violate or conflict with any Laws or give any governmental entity or other Person the right to challenge any of the transactions contemplated hereunder,
(b) require any filings, authorizations, consents, approvals or notices with or by any court, administrative agency, commission, government or regulatory authority, domestic or foreign, (c) breach or constitute a default under any agreement or instrument to which the Stockholder is a party or by which the Stockholder or any of the Shares owned by the Stockholder is bound, or with respect to each Trust, breach any of the provisions of, result in a violation of, or require any authorization or approval under, the trust agreements under which such trust was formed, (d) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon any of Shares owned by the Stockholder (or upon any revenues, income or profits of the Stockholder therefrom, or the assets of the Company). There are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the Knowledge of the Stockholder, threatened to which the Stockholder is or may become a party which (x) questions or involves the validity or enforceability of any of the Stockholder's obligations under this Agreement or (y) seeks (or reasonably may be expected to seek) (i) to prevent or delay the consummation by the Stockholder of the transactions contemplated by this Agreement to be consummated or (ii) Losses in connection with any consummation by the Stockholder of the transactions contemplated by this Agreement.

     Section 2.5 Stockholders' Agreements.

Except as set forth in Section 2.5 of the Stockholder Disclosure Letter, the Stockholder is not a party to any stockholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the Shares.

     Section 2.6 No Disclosure of Confidential Information.

Except as set forth in Section 2.6 of the Stockholder Disclosure Letter, the Stockholder or the Principal, as the case may be, has not disclosed any proprietary confidential information of the Company to any Person other than Buyer and authorized representatives of Buyer, other than pursuant to confidentiality agreements prohibiting the use or further disclosure of such information, all of which agreements are in full force and effect and set forth in Section 2.6 of the Stockholder Disclosure Letter.

     Section 2.7 Representation by Counsel.

The Stockholder or the Principal, as the case may be, represents and agrees that it or he: (a) has been represented by independent counsel (or has had the opportunity to consult with independent counsel and has declined to do so); (b) has had the full right and opportunity to consult with such Stockholder's attorney and other advisors and has availed itself of this right and opportunity; (c) has carefully read and fully understands this Agreement in its entirety and has had it fully explained to it by such counsel; (d) is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and (e) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. Any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

     Section 2.8 Disclosure.

Each of the representations and warranties set forth in this Article II shall be deemed made at and as of the date of this Agreement and again at and as of the Closing Date, as if made at such time and substituting the Closing Date for the date of this Agreement throughout Article II, except to the extent such representations and warranties specifically refer to a date other than the date of this Agreement. No representation or warranty contained in this Agreement or in the Stockholder Disclosure Letter, or in any other agreement, instrument, certificate or other document delivered by the Stockholders in connection with this Agreement, the Sale or any of the other transactions contemplated hereby, contains or will, at the Closing, contain any untrue statement of a material fact or omits or will, at the Closing, omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading. Copies of all documents which have been delivered or made available by the Stockholder to Buyer are true, correct and complete copies thereof, and include all amendments, supplements or modifications thereto or waivers thereunder.

                                  ARTICLE III.

   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS RELATING TO THE COMPANY

The Stockholders, jointly and severally, hereby represent and warrant to Buyer, except as set forth on the disclosure letter (the "Disclosure Letter"), which identifies exceptions by specific section references, as follows:

     Section 3.1 Organization, Good Standing and Qualification.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification. Section 3.1 of the Disclosure Letter sets forth those jurisdictions in which the Company is qualified to do business. The Company has made available to Buyer a complete and correct copy of the Company's articles of incorporation and bylaws or other organizational documents, each as amended to and as in effect as of the date hereof.

     Section 3.2 Capitalization.

The authorized capital stock of the Company consists of 1,000,000 shares of common stock, no par value, of which 120,000 shares were outstanding as of the close of business on the date hereof. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no commitments to issue or deliver Shares. Except as set forth on
Section 3.2 of the Disclosure Letter, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or, except as referred to in this Section 3.2, convertible into or exercisable for securities having the right to vote) with the Stockholders on any matter.

     Section 3.3 Company Subsidiaries.

The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Since its incorporation, the Company has not acquired the business of any other Person whether by merger, stock purchase, asset purchase or other transaction structure.

     Section 3.4 Governmental Filings; No Violations.

     (a) Except as set forth on Section 3.4(a) of the Disclosure Letter and subject to compliance with the HSR Act, no filing or registration with, or notification to, and no permit, authorization, consent, approval or exemption of, or other action by, any court, arbitrator or other foreign, federal, state or local governmental, regulatory or other administrative body, authority, department, commission, board, bureau, agency or instrumentality (collectively, a "Governmental Entity") or any other Person is required to be obtained, made or given by the Company, or any Stockholder, in connection with its execution, delivery and performance of this Agreement, the other Related Documents or the transactions contemplated hereby or thereby.

     (b) Subject to compliance with the HSR Act and to obtaining Private Consents applicable to the Company, the execution, delivery and performance of this Agreement by the Company does not, and the consummation by the Company of the Sale and the other transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the articles of incorporation or bylaws of the Company, (ii) a breach or violation of, or a default under, or the acceleration of any obligations or the creation of a Lien, on the assets of the Company (with or without notice, lapse of time or both) pursuant to, any written or oral agreement, lease, contract, note, mortgage, indenture, plan, policy, license, arrangement or other obligation to which the Company is a party or by which any of its assets or properties are bound or affected (collectively, the "Contracts"), (iii) any change in the rights or obligations of any party under any of those Contracts, or (iv) the impairment of the Company's business or an adverse effect on any Licenses or approvals necessary to enable the Company to carry on its business as presently conducted. Section 3.4(b) of the Disclosure Letter sets forth a list of third-party consents or waivers (the "Private Consents") that are or may be required prior to consummation of the transactions contemplated by this Agreement.

     Section 3.5 Company Financial Statements.

Section 3.5 of the Disclosure Letter sets forth true and complete copies of the balance sheets as of September 30, 2001, 2000, 1999 (audited) and December 31, 2001 (unaudited), the statement of operations and retained earnings for the years ended September 30, 2001, 2000, 1999 (audited) and the three months ending December 31, 2001 (unaudited), the statement of cash flow for each of the years ended September 30, 2001, 2000, 1999 (audited) and the three months ending December 31, 2001 (unaudited), and an aging schedule of the accounts payable of the Company as of December 31, 2001 (collectively, the "Company Financial Statements"). Each of the balance sheets included in the Company Financial Statements (including the related notes and schedules) fairly and accurately presents in all material respects the financial position of the Company as of its date and each of the statements of income and statements of cash flows included in the Company Financial Statements (including any related notes and schedules) fairly and accurately presents in all material respects the results of operations, retained earnings and cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted set forth on Section 3.5 of the Disclosure Letter.

     Section 3.6 Absence of Undisclosed Liabilities.

Except as reflected in the Company's balance sheet as of December 31, 2001 (the "Company Review Date"), or as set forth on Section 3.6 of the Disclosure Letter, the Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except liabilities which have arisen after the Company Review Date in the Ordinary Course of Business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

     Section 3.7 No Material Adverse Changes.

Except as set forth on Section 3.7 of the Disclosure Letter, since the Company Review Date, there has been no material adverse change in the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of the Company.

     Section 3.8 Certain Payments.

Except as set forth on Section 3.8 of the Disclosure Letter, neither the Company nor any director, officer, agent or employee of the Company or any other Person acting for or on behalf of the Company, has directly or indirectly in violation of any legal requirement in connection with the business of the Company (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or
(iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate thereof, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

     Section 3.9 Absence of Certain Changes.

Except as disclosed on Section 3.9 of the Disclosure Letter and except as otherwise provided in or contemplated by this Agreement, since the Company Review Date, the Company has conducted its business only in, and has not engaged in any material transaction other than according to the Ordinary Course of Business and has not: (a) changed or amended its articles of incorporation or bylaws; (b) borrowed any amount or incurred any obligation or liability (absolute or contingent), except current liabilities incurred, and liabilities under contracts entered into, in the Ordinary Course of Business; (c) discharged or satisfied any Lien, security interest, charge or other encumbrance or incurred or paid any obligation or liability (absolute or contingent), other than current liabilities shown on the Company Financial Statements or current liabilities incurred since that date in the Ordinary Course of Business; (d) mortgaged, pledged or subjected to any lien, security interest, charge or other encumbrance, except Permitted Liens, any of its assets or properties; (e) sold, transferred, assigned, leased or otherwise disposed of any of its assets or properties, except for fair consideration in the Ordinary Course of Business or acquired any assets or properties, except in the Ordinary Course of Business;
(f) declared, set aside or paid any distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeemed or otherwise acquired any of its capital stock or split, combined or otherwise similarly changed its capital stock or authorized the creation or issuance of or issued or sold any capital stock or any securities or obligations convertible into or exchangeable therefor, or given any person any right to acquire any capital stock, or agreed to take any such action; (g) made any other distribution other than in the Ordinary Course of Business (whether in cash or property or any combination thereof and whether in redemption or liquidation of an interest or otherwise) to any Person; (h) made any investment of a capital nature, whether by purchase of stock or securities, contributions to capital, property transfers or otherwise, in any partnership, limited liability company, corporation or other entity; or (i) purchased any property or assets other than in the Ordinary Course of Business; (j) [intentionally omitted] (k) canceled or compromised any debt or claim other than in the Ordinary Course of Business; (l) intentionally or knowingly waived or released any rights, including without limitation, any intangible rights; (m) made or granted any wage, salary or benefit increase applicable to any group or classification of employees generally, entered into any employment contract with, made any loan to, or entered into any transaction of any other nature with, any officer or employee of the Company or related party of the Company; (n) suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects in any respect its ability to conduct its business; (o) suffered any losses, whether or not in the Ordinary Course of Business; (p) received notification of cancellation or threatened cancellation of, or cancelled, amended or intentionally or knowingly waived any rights which, individually or in the aggregate, would have a material adverse effect on the Company; (q) made any change in any method of accounting or accounting practice; (r) hired, committed to hire or terminated any employee other than in the Ordinary Course of Business; (s) received notice or communication from any customer or client of intent to discontinue or reduce prior levels of business that, in the aggregate, are outside the Ordinary Course of Business; (t) entered into any transaction except in the Ordinary Course of Business; (u) conducted the business of the Company in any manner other than in the Ordinary Course of Business consistent with past practices, including, without limitation, maintenance of inventory levels, collection of third party accounts receivable and payments of accounts payable; (v) suffered any other change, event, or condition which, in any case or in the aggregate, has had or is reasonably expected to have a material adverse effect on its condition (financial or otherwise), properties, assets, liabilities, operations, business or prospects; or (w) agreed, whether in writing or otherwise, to take any action described in this Section 3.9.

     Section 3.10 Litigation.

Except as set forth on Section 3.10 of the Disclosure Letter, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations, proceedings, judgments, decrees, orders or injunctions outstanding, pending or, to the Knowledge of the Company, threatened against the Company and, to the Knowledge of the Company, no event has occurred or circumstances exist that may give rise to or serve as a basis for the commencement of any such actions, suits, claims, hearings, investigations or proceedings.

     Section 3.11 Employee Benefits.

     (a) Except as described in Section 3.11 of the Disclosure Letter, the Company does not now maintain or contribute to any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy, or arrangement, whether formal or informal, for the benefit of any director, officer, consultant or employee, whether active or terminated, of the Company. Each of the arrangements set forth in Section 3.11 of the Disclosure Letter is hereinafter referred to as an "Employee Benefit Plan." No Employee Benefit Plan is a defined benefit plan or a multi-employer plan, and the Company and its ERISA affiliates have never maintained or contributed to a defined benefit plan or a multi-employer plan.

     (b) The Company has delivered to Buyer true, correct and complete copies of each Employee Benefit Plan, and with respect to each such plan (i) any associated trust, custodial, insurance or service agreements, (ii) any annual report, actuarial report or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current calendar year, and
(iii) the most recently received Internal Revenue Service ("IRS") determination letters and any governmental advisory opinions or rulings relating to the tax-qualified status of the plan.

     (c) Each Employee Benefit Plan is and has heretofore been maintained and operated in material compliance with the terms of such plan and with the requirements prescribed by any and all statutes, governmental or court orders, and governmental rules or regulations in effect from time to time, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and applicable to such plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code and each trust forming part of an Employee Benefit Plan which is intended to qualify under Section 501(c)(9) of the Code is specifically so identified in
Section 3.11 of the Disclosure Letter and has been determined by the IRS to be so qualified, and nothing has occurred since the date of the last such determination as to each such plan or trust that has resulted or is likely to result in the revocation of such determination as to such plan or trust.

     (d)

          (i) There is no pending or, to the Knowledge of the Company, threatened, legal action, proceeding or investigation, other than routine claims for benefits or relating to qualified domestic relations orders, concerning any Employee Benefit Plan, or any fiduciary or service provider thereof, and there is no reasonable basis for any such legal action, proceeding or investigation.

          (ii) No Employee Benefit Plan or any party in interest with respect thereto, has engaged in a prohibited transaction that could subject the Company directly or indirectly to liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code.

          (iii) No summary plan description or summary of material modifications has been distributed to participants and beneficiaries that, at the time made, did not reflect accurately in all material respects the terms and operations of the relevant Employee Benefit Plan.

          (iv) Neither the Company nor any ERISA Affiliate has any actual unsatisfied liabilities, or is reasonably expected to incur any material liabilities that would reasonably be expected to become a liability of Buyer, with respect to death or medical benefits after such employee's separation from employment, other than (x) benefits after separation set forth in the Disclosure Letter and (y) health care continuation benefits described in Section 4980B of the Code or required under applicable law or group life insurance continuation benefits under applicable state law.

          (v) No benefits due under any Employee Benefit Plan have been forfeited subject to the possibility of reinstatement (which possibility would still exist at or after the Closing) except as permitted by applicable law.

          (vi) The Company has not undertaken to maintain any Employee Benefit Plan for any period of time and each such plan is terminable at the sole discretion of the Company, subject only to such constraints as may be imposed by applicable law.

     (e) All costs of administering and contributions required to be made to each Employee Benefit Plan under the terms of that Employee Benefit Plan, ERISA, the Code, or any other applicable law have been timely made. All other amounts that should be accrued to date as liabilities of the Company under or with respect to each Employee Benefit Plan for the current plan year of the plan have been recorded on the books of the Company.

     (f) Except as set forth on Section 3.11(f) of the Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any material payment (whether of severance pay or otherwise) becoming due from any Employee Benefit Plan to any current or former director, officer, consultant, or employee of the Company or result in the vesting, acceleration of payment, or increases in the amount of any material benefit payable to or in respect of any such current or former director, officer, consultant, or employee.

     Section 3.12 Compliance with Laws; Permits.

     (a) Licenses, Authorizations and Provider Programs. Set forth on Section 3.12(a) of the Disclosure Letter is a correct and complete list of such licenses, accreditations, permits and other authorizations (including the name of the issuing agency and the expiration date) under any applicable law, ordinance, regulation or ruling of any governmental regulatory authority (collectively, "Laws"), complete and correct copies of which have been made available for inspection and copying by Buyer.

     (b) Except as disclosed on Section 3.12(b) of the Disclosure Letter, no violation, default, order or legal or administrative proceeding exists with respect to any of the items listed on Section 3.12(a) of the Disclosure Letter. The Company has not received any notice of any action pending or recommended by any state or federal agencies having jurisdiction over the items listed on
Section 3.12(a) of the Disclosure Letter, to revoke, withdraw or suspend any license, right or authorization. No event has occurred which, with the giving of notice, the passage of time, or both, would constitute grounds for a material violation, order or deficiency with respect to any of the items listed on
Section 3.12(a) of the Disclosure Letter or to revoke, withdraw or suspend any such license, right or authorization. There has been no decision not to renew any third-party payor agreement of the Company. Except as listed on Section 3.12(b) of the Disclosure Letter, no consent or approval of, prior filing with or notice to, or any action by, any governmental body or agency or any other third party is required in connection with any license, right or authorization of the Company, by reason of the Sale, and the continued operation of the Company's business thereafter on a basis consistent with past practices.

     (c) All activities of the Company, and its officers, directors, agents and employees undertaken on behalf of the Company, have been, and are currently being, conducted in compliance in all respects with all applicable Laws, permits, licenses, certificates, governmental requirements, government program manuals and guidance, orders and other similar items of any Governmental Entity including, without limitation, all Laws pertaining to confidentiality of patient information, equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment, building and zoning codes (collectively, "Regulations"). The Company has not violated or become liable for, or received a notice or charge asserting any such violation or liability with respect to, any Regulation, nor is there any facts or circumstances that could form the basis for any such violation or liability. The Company is not relying on any exemption from or deferral of any Regulation that would not be available to the Company after Buyer acquires the Shares.

     Section 3.13 Taxes.

Except as set forth on Section 3.13 of the Disclosure Letter:

     (a) [intentionally omitted]

     (b) all Tax Returns required to be filed with respect to the Company are true, correct, and complete in all material respects and have been timely filed (including extensions). No extension of time within which to file any such Tax Return has been requested and is currently in effect;

     (c) all Taxes shown on such Tax Returns have been timely paid;

     (d) all Taxes of the Company which will be due and payable, whether now or hereafter, for any period ending on, ending on and including, or ending before the last day of the month that immediately precedes the month in which the Closing occurs, shall have been paid by or on behalf of the Company or shall be reflected on the Company's books as an accrued Tax liability, either current or deferred, the amount of which as of the last day of the month that immediately precedes the month in which the Closing occurs is set forth in Section 3.13 of the Disclosure Letter;

     (e) no adjustment relating to any of such Tax Returns has been proposed in writing by any Tax Authority, except proposed adjustments that have been resolved prior to the date hereof;

     (f) there are no outstanding subpoenas or requests for information with respect to any Tax Returns of the Company or the Taxes reflected on such Tax Returns;

     (g) there is no material difference on the net books of the Company between the amounts of the book basis and the tax basis of assets (net of liabilities) that is not accounted for by an accrual on the books for federal income tax purposes;

     (h) all Taxes which the Company is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Taxing Authorities (as hereinafter defined) to the extent due and payable;

     (i) there are no Liens for Taxes with respect to any of the assets or properties of the Company, except for statutory Liens for Taxes not yet due or payable;

     (j) all Tax Returns have been examined by the relevant taxing authorities, or closed without audit by applicable statutes, and all deficiencies proposed as a result of such examinations have been paid or settled, for all taxable years prior to and including the taxable year ended September 30, 1998;

     (k) there is no deficiency or refund litigation or any audit or examination pending with respect to any Taxes and during the past three years no Taxing Authority has given written notice of the commencement of any deficiency or refund litigation or any audit or examination, with respect to any Taxes;

     (l) the Company does not have outstanding any agreements or waivers extending the statute of limitations with respect to the assessment or collection of any Tax;

     (m) the Company is not party to or bound by and does not owe any amount pursuant to any tax-sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority);

     (n) the Company has not been, nor will it be, required to include any material adjustment in taxable income for any period (or portion thereof) pursuant to Sections 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing Date;

     (o) neither the Company, nor any of its Affiliates, has made with respect to the Company any consent under Section 341 of the Code;

     (p) the Company is not a party to any agreement, contract, or arrangement that would result, separately or in the aggregate, in (i) the payment of any "excess parachute payments" within the meaning of Section 280G of the Code by reason of the Sale or (ii) the payment of any form of compensation or reimbursement for any Tax incurred by any Person arising under Section 280G of the Code;

     (q) neither the Company nor any of its Affiliates has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

     (r) each of the Company and its Affiliates has reported in a manner for which there is substantial authority or has adequately disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial underpayment of federal income Tax within the meaning of Section 6662 of the Code (or, with respect to Tax Returns filed after the date of this Agreement and before the Closing Date, will report such positions in such a manner or will adequately disclose them);

     (s) neither the Company nor any of its Affiliates has been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for the Taxes of any person (other than any of the Company and its Affiliates) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

     (t) the Company has not been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax potentially applicable as a result of such membership or holding has not expired; and

     (u) no power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of the Company.

     Section 3.14 Labor Matters.

     (a) No charges with respect to or relating to the business of the Company are pending before the Equal Employment Opportunity Commission, or any state or local agency responsible for the prevention of unlawful employment practices, and, to the Knowledge of the Company, no such action has been threatened against the Company. Neither the Company, nor the Stockholders, have any information indicating that any management or key employee of the Company, as agreed upon by the parties, intends to terminate his or her employment with the Company.

     (b) Section 3.14 of the Disclosure Letter contains a complete and correct list of (i) name, job title, current compensation paid or payable, vacation accrued and services credited for purposes of vested and eligibility to participate under any employee benefit plan, for each employee or consultant of the Company, and (ii) all current employment, management or other consulting agreements (whether written or oral) with any Persons employed or retained by the Company and which are not terminable at will. True, complete and correct copies of all such written agreements or written summaries of all oral agreements have been delivered to Buyer.

     Section 3.15 Intellectual Property.

     (a) Except as set forth in Section 3.15(a) of the Disclosure Letter and except as would not reasonably be likely, individually or in the aggregate, to have a material adverse effect on the Company, the Company has the right to use all Intellectual Property currently used by the Company in connection with the Company's businesses as currently conducted.

     (b) Except as set forth in Section 3.15(b) of the Disclosure Letter, the Company has not received any written notice that, and to the Knowledge of the Company, there is no reasonable basis to conclude that, the Company's business as currently conducted infringes on or otherwise violates the Intellectual Property of any Person.

     (c) Except as set forth on Section 3.15(c) of the Disclosure Letter, the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of any Contract relating to the Company's Intellectual Property.

     (d) To the Knowledge of the Company, no officer, director, employee, or consultant of the Company has disclosed trade secrets to any third party or is obligated under or bound by any agreement or instrument, or any judgment, decree, or order of any court of administrative agency, that (i) conflicts or may conflict with his or her agreements and obligations to use his or her best efforts to promote the interest of the Company, (ii) conflicts or may conflict with the business or operations of the Company, or (iii) restricts or may restrict the use or disclosure of any information that may be useful to the Company.

     Section 3.16 Certain Environment Matters; Medical Waste.

Except as disclosed in Section 3.16 of the Disclosure Letter:

     (a) the Company possesses, and is in compliance in all respects with, all Licenses and government authorizations related to, and has filed all notices that are required under, local, state, province and federal laws and regulations relating to protection of the environment, pollution control, product registration and Hazardous Substances, and the Company is in compliance in all respects with all applicable Environmental Laws;

     (b) the Company has not received notice of actual or threatened liability under Environmental Laws and, to the Knowledge of the Company, there are no facts or circumstances which could form the basis for the assertion of any claim against the Company under any Environmental Laws or any similar local, state or foreign law with respect to any on-site or off-site location;

     (c) the Company has not entered into or agreed to, nor does the Company intend to enter into or agree to, any consent decree or order, and the Company is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Hazardous Substances under, any applicable Environmental Laws;

     (d) the Company has not been subject to any administrative or judicial proceeding under any applicable Environmental Laws either now or any time during the past five years;

     (e) the Company is not subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of the Company, its employees, agents or representatives or arising out of the ownership, use, control or operation by the Company of any plant, facility, site, area or property (including, without limitation, any plant facility, site, area or property currently or previously owned or leased by the Company) from which any Hazardous Substances were released into the environment (the term "release" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, by the Company, and the term "environment" meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air);

     (f) the Company has heretofore provided Buyer with true, correct and complete copies of all files of the Company relating to environmental matters (or an opportunity to review such files), which files are true, correct and complete in all material respects, and Section 3.16 of the Disclosure Letter sets forth the amount of all fines, penalties or assessments paid within the last five years by the Company with respect to environmental matters, including the date of payment and the basis for the assertions of liability;

     (g) to the Knowledge of the Company, none of the real properties leased by the Company, nor any of the improvements or equipment thereon, contain any asbestos, PCBs or underground storage tanks; and

     (h) the Company is not in violation of, or the subject of, any enforcement action by any governmental authority under the Medical Waste Tracking Act, 42 U.S.C. ss. 6992 et seq., or any applicable state or local governmental statue, ordinance or regulation dealing with the disposal of medical wastes ("Medical Waste Laws"). The Company has not received any written or oral notice of any investigation or inquiry by any governmental authority under the Medical Waste Laws. The Company has obtained and is in compliance with any permits related to medical waste disposal required by the Medical Waste Laws, and has taken commercially reasonable steps to determine, and has determined, that all disposal of medical waste by it has been in compliance with the Medical Waste Laws.

     Section 3.17 Title to Property.

Except as set forth on Section 3.17 of the Disclosure Letter, the Company had good title to all of its properties and assets as set forth on the balance sheet as of the Company Review Date, free and clear of all Liens, except Permitted Liens. Section 3.17 of the Disclosure Letter sets forth a true and correct list of all leases, subleases or other agreements under which the Company is lessee or lessor of any real property or has any interest in real property and, except as set forth in Section 3.17 of the Disclosure Letter, there are no rights or options held by the Company, or any contractual obligations on its part, to purchase or otherwise acquire (including by way of lease or sublease) any interest in or use of any real property, nor any rights or options granted by the Company, or any contractual obligations entered into by it, to sell or otherwise dispose of (including by way of lease or sublease) any interest in or use of any real property. All such leases, subleases and other agreements are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto, with no existing or claimed default or event of default, or event which with notice or lapse of time or both would constitute a default or event of default, by the Company, or, to the Knowledge of the Company, by any other party thereto.

     Section 3.18 Contracts.

     (a) Section 3.18 of the Disclosure Letter accurately lists all of the following Contracts of the Company: (i) Contracts with pharmacies, (ii) Contracts with suppliers/distributors, (iii) Contracts with consultants, (iv) Contracts with vendors for services relating to billing and reimbursement, (v) any Contract containing non-compete provisions or which otherwise restricts the Company's ability to freely conduct its business, and (vi) any agreement involving payments in excess of $1,000 per month. The Stockholders have not set forth on Section 3.18 of the Disclosure Letter those Contracts of the Company where all parties to the Contract have completed their performance and there is no possibility of any further obligation or liability of the Company under such Contract.

True, correct and complete copies of the written Contracts listed on Section
3.18 of the Disclosure Letter have been made available to Buyer. Written summaries of all oral Contracts have been provided to Buyer. The Company is in compliance in all material respects with all terms and provisions of all Contracts and all such Contracts are valid and binding in accordance with their terms and in full force and effect with respect to the Company and, to the Knowledge of the Company, with respect to the other parties thereto, and no breach or default by the Company or event which, with notice or lapse of time or both, could constitute a breach or default by the Company, exists with respect thereto and no party thereto has given notice or asserted to the Company or any agent thereof, that the Company is in default thereunder and, to the Knowledge of the Company, no other party thereto is in breach or default thereunder.

     (b) Section 3.18(b) of the Disclosure Letter contains a complete and accurate list, (setting forth in each case the relevant factor type, price, quantity and date of purchase) of all factors purchased by the Company in calendar 2001.

     Section 3.19 Insurance Matters.

The Company has heretofore provided Buyer with true, complete and correct copies of all material fire and casualty, general liability, business interruption, product liability and other insurance policies maintained by the Company. All such policies are in full force and effect and no event has occurred that would give any insurance carrier a right to terminate any such policy. Except as set forth on Section 3.19 of the Disclosure Letter, since January 1, 2000, the Company has not been denied or had any policy of insurance revoked or rescinded.

     Section 3.20 Affiliated Transactions.

Except as disclosed in Section 3.20 of the Disclosure Letter, no Affiliate of the Company has, or, since January 1, 2001, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the business of the Company. Neither the Company nor any Affiliate of the Company owns, or, since January 1, 1997, has owned, of record or as a beneficial owner, an equity interest (except for the ownership of publicly-traded securities constituting no more than five percent (5%) of the outstanding securities of the issuer thereof) or any other financial or profit interest in any person that has (a) had business dealings or a financial interest in any transaction with the Company other than business dealings or transactions disclosed in Section 3.20 of the Disclosure Letter, each of which has been conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and on substantially prevailing market terms, or (b) engaged in competition with the Company with respect to any line of products or services of the Company in any market presently served by the Company. Except as set forth in Section 3.20 of the Disclosure Letter, no Affiliate of the Company is a party to any Contract with, or has any claim or right against, the Company in connection with the business of the Company.

     Section 3.21 Changes in Suppliers and Third-Party Payors.

None of the material suppliers supplying products, materials or drugs to the Company has provided any notice (written or oral) to the Company that it intends to cease selling such products, materials or drugs to the Company or to limit or reduce such sales of the products to the Company and there is no reasonable basis to believe, that any of the major third-party payors to the Company or the pharmacies serving the Company's customers intends to terminate, limit or reduce its business relations with the Company or the pharmacies serving the Company's customers (with respect to the Company's customers).

     Section 3.22 Indebtedness.

At the date hereof, the Company has no Indebtedness outstanding except as set forth in Section 3.22 of the Disclosure Letter. Except as set forth on Section
3.22 of the Disclosure Letter, the Company is not in default with respect to any outstanding Indebtedness or any agreement, instrument or other obligation relating thereto and no such Indebtedness or any agreement, instrument or other obligation relating thereto purports to limit the issuance of any securities by the Company, or the operation of its businesses. Complete and correct copies of all agreements, instruments and other obligations (including all amendments, supplements, waivers and consents) relating to any Indebtedness of the Company have been furnished to Buyer.

     Section 3.23 Inspections and Investigations.

Except as set forth and described in Section 3.23 of the Disclosure Letter: (a) neither the Company's right nor, to the Knowledge of the Company, the right of any licensed professional or other individual affiliated with the Company to receive reimbursements pursuant to any government program or private program has been terminated or otherwise adversely affected as a result of any investigation or action whether by any federal or state governmental regulatory authority or other third party; (b) neither the Company, nor, to the Knowledge of the Company, any licensed professional or other individual who is a party to a Contract, has, during the past three years, been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any governmental regulatory entity, trade association, professional review organization, accrediting organization or certifying agency based upon any alleged improper activity on the part of such individual, nor has the Company received any notice of deficiency during the past three years in connection with the operations of its business; (c) there are not presently, and at the Closing Date there will not be, any outstanding deficiencies or work orders of any governmental authority having jurisdiction over the Company, or requiring conformity to any applicable agreement, statute, regulation, ordinance or bylaw; and (d) there is not any notice of any claim, requirement or demand of any licensing or certifying agency or other third party supervising or having authority over the Company to rework or redesign any part thereof or to provide additional furniture, fixtures, equipment, appliances or inventory so as to conform to or comply with any existing law, code, rule, regulation or standard. Attached as part of Section 3.23 of the Disclosure Letter are copies of all reports, correspondence, notices and other documents relating to any matter described or referenced therein.

     Section 3.24 Certain Relationships.

     Except as set forth on Section 3.24 of the Disclosure Letter, the Company has not:

     (a) offered, paid, solicited or received anything of value, paid directly or indirectly, overtly or covertly, in cash or in kind ("Remuneration") to or from any physician, family member of a physician, or entity in which a physician or physician family member has an ownership or investment interest (other than the ownership of publicly-traded securities of such entity), including, but not limited to:

          (i) payments for personal or management services pursuant to a medical director agreement, consulting agreement, management contract, personal services agreement or otherwise;

          (ii) payments for the use of premises leased to or from a physician, a family member of a physician or an entity in which a physician or family member has an ownership or investment interest;

          (iii) payments for the acquisition or lease of equipment, goods or supplies from a physician, a family member of a physician or an entity in which a physician or family member has an ownership or investment interest; or

     (b) offered, paid, solicited or received any Remuneration (excluding fair market value payments for equipment, supplies or services) to or from any healthcare provider, pharmacy, drug or equipment supplier, distributor or manufacturer, including, but not limited to:

          (i) payments or exchanges of anything of value under a warranty provided by a manufacturer or supplier of an item to the Company; or

          (ii) discounts, rebates or other reductions in price on a good or service received by the Company;

     (c) offered, paid, solicited or received any Remuneration to or from any person or entity in order to induce business, including, but not limited to, payments intended not only to induce referrals of patients, but also to induce the purchasing, leasing, ordering or arrangement for any good, facility, service or item;

     (d) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any physician, family member of a physician, or entity in which physician or physician family member has an ownership or investment interest, directly or indirectly, through equity, debt or other means, including, but not limited to, an interest in an entity providing goods or services to the Company;

     (e) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any person or entity including, but not limited to, a hospital, pharmacy, drug or equipment supplier, distributor or manufacturer, that is or was in a position to make or influence referrals, furnish items or services to, or otherwise generate business for, the Company; or

     (f) entered into any agreement providing for the referral of any patient for the provision of goods or services by the Company or providing for payments by the Company as a result of any referrals of patients to the Company, other than commission payments to employees and agents in the Ordinary Course of Business.

     Section 3.25 Stark; Fraud and Abuse; False Claims.

Except as set forth on Section 3.25 of the Disclosure Letter, neither the Company nor persons and entities providing professional services in connection with the Company's business have engaged in any activities which are prohibited under 42 U.S.C. ss. 1320a-7, 1320a-71, 1320a-7b, 42 U.S.C. ss. 1395nn or 31
U.S.C. ss. 3729-3733 (or other federal or state statutes related to false or fraudulent claims) or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

     Section 3.26 Rates and Reimbursement Policies.

The Company does not have any reimbursement or payment rate appeals currently pending before any governmental authority or any administrator of any private non-governmental programs, including without limitation, any private insurance program.

     Section 3.27 Customers and Orders.

The Company has made available to Buyer a list of all current and former (indicating which are current) customers served by the Company during the last 12 months and a list of all open customer orders from such customers as of the date hereof.

     Section 3.28 Inventories.

All items of the Company's inventory will, on the Closing Date, consist of items of a quality and quantity usable and saleable in the Ordinary Course of Business and conform to generally accepted quality standards in the industry. Except as set forth on Section 3.28 of the Disclosure Letter, none of the items in the Company's inventory have an expiration date that is prior to the six-month anniversary of the Closing Date.

     Section 3.29 Places of Business.

Since its formation, the Company has done business only as Apex Therapeutic Care, Inc. (including all predecessor or merged entities and all trade and assumed names). Since its formation, the Company has conducted its business only at those offices and warehouses identified on Section 3.29 of the Disclosure Letter, and maintains inventory only at those locations identified on Section
3.29 of the Disclosure Letter.

     Section 3.30 Changes in Laws.

To the actual knowledge of the Company, there are no pending changes in applicable law or regulations would prevent the Company from conducting its business in substantially the same manner as the business is currently conducted.

     Section 3.31 Controlled Substances.

Except as set forth on Section 3.31 of the Disclosure Letter, the Company and its officers, directors and, to the Knowledge of the Company, its employees and persons who provide professional services under agreements (whether oral or written) with the Company have not, in connection with their activities directly or indirectly related to the Company, engaged in any activities which are prohibited under the Federal Controlled Substances Act, 21 U.S.C. ss. 801 et seq. or the regulations promulgated pursuant to such statute or any related state or local statutes or regulations concerning the dispensing and sale of controlled substances.

     Section 3.32 Disclosure of Certain Financial Relationships.

Section 3.32 of the Disclosure Letter lists all financial relationships (whether or not memorialized in a writing) that the Company has had with any person known by the Company to be a physician or an immediate family member of a physician since the Company's formation. For purposes of this Section 3.32, the term "financial relationship" has the meaning set forth in 42 USC ss. 1395nn. The operation of the Company is in compliance with and does not otherwise violate the federal Medicare and Medicaid statutes regarding health professional self-referrals, 42 U.S.C. ss. 1395nn and 42 U.S.C. ss. 1396b, or the regulations promulgated pursuant to such statute, or similar state or local statutes or regulations.

     Section 3.33 Guarantees, Warranties and Discounts.

Except as described in Section 3.33 of the Disclosure Letter: (a) the Company is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any person; (b) the Company has not given any guarantee or warranty in respect of any of the products sold or the services provided by it; and (c) the Company is not required to provide any letters of credit, bonds or other financial security arrangements in connection with any transactions with its suppliers or customers.

     Section 3.34 Accounts Receivable.

Section 3.34 of the Disclosure Letter sets forth all accounts receivable of the Company outstanding as of December 31, 2001 (which shall be updated as of two business days prior to the Closing Date), with the name of each account debtor, the amount owed, the aging of each receivable owed by such debtor and the nature of each account debtor (government program or private program) being set forth on Section 3.34 of the Disclosure Letter. All receivables set forth on Section
3.34 of the Disclosure Letter have arisen in the Ordinary Course of Business, are owned free and clear of any security interest or other encumbrances, other than Permitted Liens, are not subject to any valid counterclaim, set-off or defense except as disclosed on Section 3.34 of the Disclosure Letter and have been accurately and fairly reflected in Section 3.34 of the Disclosure Letter. To the Knowledge of the Stockholders or the Company, all accounts receivables set forth in Section 3.34 of the Disclosure Letter will be collected (net of any allowances for doubtful accounts shown on Section 3.34 of the Disclosure Letter, and mutually agreed upon by the Company and Buyer). To the Knowledge of the Stockholders or the Company, the Company has not altered its credit policies or practices since September 30, 2000 except as described in Section 3.34 of the Disclosure Letter.

     Section 3.35 Bank Accounts; Signing Authority; Powers Of Attorney.

Section 3.35 of the Disclosure Letter sets forth a complete and accurate list of all bank, brokerage, and other accounts, and all safe-deposit boxes, of the Company and the persons with signing or other authority to act with respect thereto. Except as so listed, the Company does not have any account or safe deposit box in any bank, and no person has any power, whether singly or jointly, to sign any checks on behalf of the Company, to withdraw any money or other property from any bank, brokerage, or other account of the Company, or to act under any agency or power of attorney granted by the Company at any time for any purpose. Section 3.35 of the Disclosure Letter also sets forth the names of all persons authorized to borrow money or sign notes on behalf of the Company.

     Section 3.36 Brokers and Finders.

Neither the Company nor any of its Stockholders, executive officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Sale or the other transactions contemplated in this Agreement except that the Company has retained Kerlin Capital Group, LLC as its financial advisor, the arrangements with respect to which are set forth on Section 3.36 of the Disclosure Letter.

     Section 3.37 Transaction Costs.

Section 3.37 of the Disclosure Letter is a complete and accurate listing of all Transaction Costs incurred or to be incurred by or on behalf of the Company. There is no agreement, commitment, understanding or basis for any Transaction Costs other than those set forth on Section 3.37 of the Disclosure Letter. Any Transaction Costs not set forth on Section 3.37 of the Disclosure Letter are the sole responsibility of the Stockholders and will be promptly paid by the Stockholders (and not the Company or Buyer) in full when due. Section 3.37 of the Disclosure Letter shall be updated by the Stockholders within two days of the Closing Date.

     Section 3.38 Disclosure.

Each of the representations and warranties set forth in this Article III shall be deemed made at and as of the date of this Agreement and again at and as of the Closing Date, as if made at such time and substituting the Closing Date for the date of this Agreement throughout this Article III, except to the extent such representations and warranties specifically refer to a date other than the date of this Agreement. No representation or warranty contained in this Agreement or in the Disclosure Letter, or in any other agreement, instrument, certificate or other document delivered by the Stockholders in connection with this Agreement, the Sale or any of the other transactions contemplated hereby, contains or will, at the Closing, contain any untrue statement of a material fact or omits or will, at the Closing, omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading. Copies of all documents which have been delivered or made available to Buyer by the Company or by its agents are true, correct and complete copies thereof, and include all amendments, supplements or modifications thereto or waivers thereunder.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

Buyer hereby represents and warrants to the Stockholders, except as set forth on the disclosure schedules attached to this Agreement (the "Buyer Disclosure Letter"), which identifies exceptions by specific section references, as follows:

     Section 4.1 Organization, Good Standing and Qualification.

Buyer is a corporation duly incorporated and validly existing under the laws of the State of Minnesota, and each of its subsidiaries is a corporation or other entity duly incorporated and validly existing under the laws of its respective jurisdiction of organization. Buyer and each of its subsidiaries have all requisite corporate or similar power and authority to own and operate their properties and assets and to carry on their business as presently conducted.

     Section 4.2 Corporate Authority and Approval.

     (a) Subject to obtaining shareholder approval, Buyer has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Related Documents and to consummate the Sale. This Agreement and the Related Documents are valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

     (b) The Board of Directors of Buyer has approved this Agreement, the Related Documents, the Sale and the other transactions contemplated hereby and thereby.

     Section 4.3 Brokers and Finders.

Neither Buyer nor any of its executive officers, directors or employees has employed any broker or finder or has incurred any liability for any brokerage fees, commissions or finders fees in connection with the Sale or the other transactions contemplated by this Agreement except that Buyer has retained U.S. Bancorp Piper Jaffray as its financial advisor.

     Section 4.4 SEC Filings; Financial Statements.

(a) Buyer has previously furnished or made available to the Stockholders complete and accurate copies, as amended or supplemented, of all of its reports, registration statements, definitive proxy statements and other documents filed by Buyer from December 31, 2000 to the date hereof (the "SEC Reports"). The SEC Reports constitute all of the documents required to be filed by Buyer with the Securities and Exchange Commission (the "SEC"). The SEC Reports (i) were prepared and filed in all material respects in compliance with all applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as the case may be and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All of the SEC Reports were timely filed, unless a filing under Rule 12b-25 of the Exchange Act was timely filed, in which case the applicable filing was made within the time period prescribed in Rule 12b-25. The representation in clause (ii) of the preceding sentence does not apply to any misstatement or omission in any SEC Report filed prior to the date of this Agreement which was superseded by a subsequent SEC Report filed prior to the date of this Agreement.

(b) The audited consolidated financial statements and unaudited consolidated interim financial statements of Buyer and its subsidiaries included or incorporated by reference in such SEC Reports have been prepared in accordance with all applicable rules of the SEC and GAAP, consistently applied during the periods involved (except as may otherwise be indicated in the notes thereto) in accordance with Buyer's historical practices insofar as such practices are consistent with GAAP, and present fairly, in all material respects, the financial position and results of operations and cash flows of Buyer and its subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated (except, in the case of all such financial statements that are interim financial statements, for normal year-end adjustments). Since the date of the filing with the SEC of Buyer's most recent Form 10-Q, there has been no material adverse change in the financial condition or operation of Buyer.

     Section 4.5 Buyer Shares.

     (a) The shares of Buyer Common Stock to be issued to the Stockholders pursuant to this Agreement will, when issued, be duly authorized, validly issued, fully paid and non-assessable and will not be subject to preemptive rights.

     (b) Buyer is solvent and shall not be rendered insolvent as a result of the Sale. Buyer has sufficient cash funds available to pay the Cash Consideration.

     Section 4.6 Litigation.

Other than as set forth in the SEC Reports, there are no actions, suits, proceedings, orders or investigations pending or, to Buyer's knowledge, threatened against Buyer that would be required to be disclosed pursuant to Regulation S-K promulgated under the Securities Act.

     Section 4.7 Government Filings; No Violations.

     (a) Except as set forth on Section 4.7(a) of the Buyer Disclosure Letter and subject to compliance with the HSR Act, no filing or registration with, or notification to, and no permit, authorization, consent, approval or exemption of, or other action by, any Governmental Entity or any other Person is required to be obtained, made or given by Buyer in connection with Buyer's execution, delivery and performance of this Agreement, the other Related Documents or the transactions contemplated hereby or thereby.

     (b) Subject to compliance with the HSR Act and to obtaining Private Consents applicable to Buyer, the execution, delivery and performance of this Agreement by Buyer does not, and the consummation by Buyer of the Sale and the other transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the articles of incorporation or bylaws of Buyer, (ii) a breach or violation of, or a default under, or the acceleration of any obligations or the creation of a Lien, on the assets of Buyer (with or without notice, lapse of time or both) pursuant to, any written or oral agreement, lease, contract, note, mortgage, indenture, plan, policy, license, arrangement or other obligation to which Buyer is a party or by which any of its assets or properties are bound or affected, (iii) any change in the rights or obligations of any party under any such agreement, lease, contract, note, mortgage, indenture, plan, policy, license, arrangement or other obligation, or (iv) the impairment of Buyer's business or an adverse effect on any Licenses or approvals necessary to enable Buyer to carry on its business as presently conducted. Section 4.7(b) of the Buyer Disclosure Letter sets forth a list of the Private Consents that are or may be required prior to consummation of the transactions contemplated by this Agreement.

     Section 4.8 Compliance with Laws; Permits.

Except as disclosed in Section 4.8 of the Buyer Disclosure Letter, Buyer holds all valid licenses and other rights, accreditations, permits and authorizations required by the Laws necessary to operate its existing business, except where the failure to comply would not cause a material adverse effect in the business condition of Buyer. Neither Buyer nor any of its subsidiaries have received any written notice of any action pending or recommended by any federal or state agencies having jurisdiction over the Licenses held by Buyer and its subsidiaries. To the Knowledge of Buyer, Buyer and its subsidiaries have complied with all applicable laws of federal, state and local governments (and all agencies thereof), except where the failure to comply would not cause a material adverse effect in the business condition of Buyer.

     Section 4.9 Disclosure.

Each of the representations and warranties set forth in this Article IV shall be deemed made at and as of the date of this Agreement and again at and as of the Closing Date, as if made at such time and substituting the Closing Date for the date of this Agreement throughout this Article IV, except to the extent such representations and warranties specifically refer to a date other than the date of this Agreement. No representation or warranty contained in this Agreement or in the Buyer Disclosure Letter, or in any other agreement, instrument, certificate or other document delivered by Buyer in connection with this Agreement, the Sale or any of the other transactions contemplated hereby, contains or will, at the Closing, contain any untrue statement of a material fact or omits or will, at the Closing, omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading. Copies of all documents which have been delivered or made available to the Stockholders are true, correct and complete copies thereof, and include all amendments, supplements or modifications thereto or waivers thereunder.

                                   ARTICLE V.

                                    COVENANTS

     Section 5.1 Interim Operations of the Company.

The Stockholders covenant and agree that after the date hereof and prior to the Closing Date (except as otherwise expressly contemplated by this Agreement), without the prior written consent of Buyer, which consent will not be unreasonably withheld or delayed:

     (a) the business of the Company will be conducted only in the Ordinary Course of Business and in compliance with applicable laws, regulations, and contractual obligations;

     (b) no change will be made in the articles of incorporation or the bylaws of the Company;

     (c) no change will be made in the authorized, issued or outstanding capital stock of the Company, no additional securities of the Company will be issued and no subscriptions, options or other convertible securities, commitments or agreements relating to any of the securities of the Company will be issued, granted, created or entered into;

     (d) no dividend or other distribution or payment will be declared, set aside, paid or made in respect of any securities of the Company or otherwise, nor will the Company, directly or indirectly, repurchase, retire, redeem or otherwise acquire any securities of the Company or otherwise distribute any profits of the Company;

     (e) the Company will not merge, amalgamate or consolidate with any corporation, or acquire all or substantially all of the business or assets of any other Person, business organization, entity or enterprise, or acquire ownership or control of any capital stock, bonds, or other securities of, or any property interest in, any business organization, entity or enterprise or acquire control of the management or policies thereof;

     (f) except as set forth on Section 5.1 of the Disclosure Letter, the Stockholders shall cause the Company not to:

          (i) enter into, create or assume (or in the case of clause (C) permit to exist): (A) any obligation or obligations for borrowed money or the deferred purchase price of any property (including under leases required to be capitalized under GAAP) other than in the Ordinary Course of Business or in an aggregate amount less than $25,000 (it being understood that the Company's maintaining a balance of less than $2,000,000 under its line of credit shall not be deemed to be a violation of this covenant); (B) any security agreement, mortgage, deed of trust, pledge, conditional sale or other title retention agreement other than in the Ordinary Course of Business as heretofore conducted; or (C) any Lien, other than Permitted Liens, upon any of its properties or assets whether now owned or hereafter acquired (other than, with respect to tangible property and assets, in the Ordinary Course of Business as heretofore conducted);

          (ii) other than in the Ordinary Course of Business, assume, guarantee, endorse or otherwise become liable with respect to the obligations of any Person, business organization, entity or enterprise, except for endorsements for collection of negotiable instruments in the Ordinary Course of Business as heretofore conducted;

          (iii) make any loan or advance to, or assume, guarantee, endorse or otherwise become liable with respect to the capital stock or dividends of, any Person, business organization, entity or enterprise except in the Ordinary Course of Business as heretofore conducted;

          (iv) enter into any transaction with or create or assume any obligation or liability to, any Stockholder or any Affiliate, agent or relative of any Stockholder of the Company except in the Ordinary Course of Business;

          (v) effect any increase or any other change in wages, salaries (out of the ordinary course), commissions, compensation, bonuses, incentives, pension or other benefits payable, or create, enter into or announce any new agreement, plan, program, policy or arrangement to pay pensions, retirement allowances or other employee benefits to any director or employee, whether past or present;

          (vi) cancel or compromise any debt or claim, except in the Ordinary Course of Business as heretofore conducted, or waive any rights of substantial value;

          (vii) change any of its banking arrangements or grant any powers of attorney;

          (viii) make any Tax election or settle or compromise any Tax liability;

          (ix) make any capital expenditures, except those made in the Ordinary Course of Business consistent with past practice which do not exceed $35,000 in the aggregate;

          (x) other than in the Ordinary Course of Business as heretofore conducted, sell, lease, abandon, assign, transfer, license or otherwise dispose of or encumber any property, including Intellectual Property or any other intangible assets or any machinery, equipment or other operating property or tangible assets;

          (xi) enter into or assume any contract, agreement or commitment which, by reason of its size, term or other factor, is not in the Ordinary Course of Business as heretofore conducted;

          (xii) delay the payment of its accounts payable except in the Ordinary Course of Business; or

          (xiii) take any action, or omit to take any action, which would have, or could reasonably be expected to have, a material adverse effect on the Company.

     (g) the Stockholders shall cause the Company to use its commercially reasonable efforts in a manner consistent with past practice to preserve the business organization of the

Company intact and to keep available the services of the present employees and agents of the Company and to preserve the good will of customers, referral sources, suppliers, employees, agents, third-party payors and others having business relations with the Company;

     (h) the Stockholders shall cause the Company to use its commercially reasonable efforts to maintain all assets owned, leased or regularly used by it in good operating condition and repair, ordinary wear and tear excepted, and will maintain existing insurance coverage on such assets as well as other existing insurance coverage;

     (i) the Stockholders shall cause the Company to maintain its books, accounts and records in the usual and ordinary manner, on a basis consistent with prior years; and

     (j) the Stockholders shall cause the Company to pay all registration, maintenance and renewal fees that are due or past due in connection with each item of the Company's Intellectual Property.

     Section 5.2 Acquisition Proposals.

From the date hereof until the termination of this Agreement in accordance with
Article VIII the Stockholders shall not, and the Stockholders shall not authorize or permit any officer, director or employee of, or any financial advisor, attorney, accountant or other advisor or representative retained by, the Company or the Stockholders to solicit offers for, respond to inquiries, initiate, encourage (including by way of furnishing information), endorse, enter into or conduct discussions with any party or enter into any agreement with respect to, or take any other action to knowingly facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The Stockholders' Representative shall immediately advise Buyer of any Acquisition Proposal or any offers, inquiries, indications of interest or discussions with respect thereto, including the name of the proposed acquirer and the material terms of the Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" means any tender or exchange offer, or proposal, other than the proposal contemplated herein, for a merger, share exchange, or other business combination or any proposal or offer to acquire in any manner a substantial equity interest in or a substantial portion of the assets of the Company.

     Section 5.3 Consents.

The Stockholders shall cause the Company to use its reasonable best efforts to obtain the Private Consents and the Governmental Consents prior to the Closing Date.

     Section 5.4 Access.

     (a) Subject to the terms and conditions of the Nondisclosure Agreement, between the date hereof and the Closing Date, the Stockholders shall cause the Company to afford to Buyer and its authorized representatives full access, at Buyer's expense and at all reasonable times and upon reasonable notice, and in a manner so as not to interfere with the normal business operations of the Company, to the offices, properties, books, records, officers, employees and other items of the Company, and the work papers of their independent accountants, relating to work done by such accountants with respect to the Company, and otherwise provide such assistance as is reasonably requested by Buyer in order that Buyer may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the Company. All requests for information made pursuant to this Section 5.4(a) shall be directed to such Person as may be designated by the Stockholders' Representative.

     (b) Subject to the terms and conditions of the Nondisclosure Agreement, between the date hereof and the Closing Date, Buyer shall afford to the Stockholders and their authorized representatives full access, at the Stockholders' expense and at all reasonable times and upon reasonable notice, and in a manner so as not to interfere with the normal business operations of Buyer, to the offices, properties, books, records, officers, employees and other items of Buyer, and the work papers of their independent accountants, relating to work done by such accountants with respect to Buyer, and otherwise provide such assistance as is reasonably requested by the Stockholders in order that the Stockholders may have a full opportunity to make such investigation and evaluation as they shall reasonably desire to make of the business and affairs of Buyer.

     (c) Between the date hereof and the Closing Date, the Company shall deliver to Buyer monthly unaudited balance sheets and statements of earnings of the Company, prepared in a manner consistent with prior periods.

     Section 5.5 Supplemental Information.

The Stockholders and Buyer agree that with respect to the representations and warranties contained in this Agreement, the Stockholders and Buyer will each have the continuing obligation until the Closing Date to provide the other party promptly with such additional supplemental information (collectively, the "Supplemental Information"), in the form of (a) amendments to the then-existing sections of the appropriate disclosure letters and (b) additional sections of the appropriate disclosure letters, which Supplemental Information shall be comprised of information that is required to be provided to Buyer or the Shareholders, as the case may be, on the date hereof which has not been provided as of the date hereof and as would be necessary, in the light of the circumstances, conditions, events and states of facts then known to the Stockholders, or Buyer, as the case may be, to make each of those representations and warranties true and correct as of the Closing Date. In addition, the Stockholders and Buyer will each have the continuing obligation until the Closing Date to notify the other party in writing of the failure of the Stockholders or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them pursuant to this Agreement which would be likely to result in any condition to the obligations of any party hereto to effect the transactions contemplated hereby not to be satisfied. The delivery of any Supplemental Information or notice pursuant to this Section 5.6 shall not cure any breach of any representation or warranty, nor relieve a party from its indemnification obligation with respect to such breach, if such Supplemental Information relates to any facts, circumstances, events or information existing as of the date of this Agreement requiring disclosure of such matter prior to the date of this Agreement.

     Section 5.6 Reasonable Best Efforts.

Except as otherwise provided herein, between the date of this Agreement and the Closing Date, the parties hereto will use their reasonable best efforts to cause the conditions in Article VI to be satisfied.

     Section 5.7 Shareholders' Meeting.

If the board of directors or an authorized officer of Buyer determines to call a special meeting of the shareholders of Buyer for the purpose of considering and voting on a proposal to approve the transactions contemplated hereby commercially reasonable efforts will be used to hold such meeting as promptly as practicable, in accordance with applicable Laws.

     Section 5.8 Transaction Costs.

After the Closing, the Buyer shall cause the Company to promptly pay when due
(i) all previously disclosed Transaction Costs that have been deducted from the Purchase Price that were not paid prior to the Closing Date, and (ii) and any Transaction Cost that was not deducted from the Purchase Price but for which Buyer has received payment pursuant to Article IX.

                                  ARTICLE VI.

                                   CONDITIONS

     Section 6.1 Conditions to Obligations of Buyer.

The obligation of Buyer to effect the Sale is subject to the satisfaction or waiver by Buyer at or prior to the Closing of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Stockholders set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties, except for any representations and warranties made as of a specified date (other than the date hereof), which representations and warranties shall only need to have been true and correct on and as of such date.

     (b) Performance of Obligations of the Company. The Stockholders shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

     (c) No Company Material Adverse Effect. There shall have been no changes that have had or are reasonably likely to have a material adverse effect on the Company since the date of this Agreement.

     (d) Consents. The Stockholders shall have caused the Company to obtain all Private Consents referred to in Section 3.4(b).

     (e) Regulatory Consents. All notices, reports and other filings required to be made prior to the Closing Date by the Stockholders on behalf of the Company and its Affiliates, or Buyer, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Closing Date by the Stockholders on behalf of the Company and its Affiliates, or Buyer, from any governmental entity (collectively, "Governmental Consents"), in connection with the execution and delivery of this Agreement and the consummation of the Sale and the other transactions contemplated by this Agreement shall have been made or obtained, except where the failure to make any such filings or obtain any such Governmental Consents would not have a material adverse effect on Buyer, its Affiliates or the Company.

     (f) HSR Act Waiting Period. The waiting period applicable to the consummation of the Sale under the HSR Act shall have expired or been terminated.

     (g) Government Action. There shall not be threatened, instituted or pending any order, action or proceeding by, or any decree, statute, law ordinance, rule or regulation entered, enacted, promulgated, enforced or issued before, any Governmental Entity (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions; (ii) imposing or seeking to impose material limitations on the ability of Buyer or any of its Affiliates to acquire or hold or to exercise full rights of ownership of any securities of the Company; (iii) imposing or seeking to impose material limitations on the ability of Buyer or its Affiliates to combine and operate the business and assets of the Company;
(iv) seeking to prohibit direct or indirect ownership or operation by Buyer or any of its Affiliates of all or a material portion of the business or assets of the Company, or to compel Buyer or any of its Affiliates or the Company to dispose of or to hold separately all or a material portion of the business or assets of Buyer and its Affiliates or of the Company, as a result of the transactions contemplated hereby; (v) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the Related Documents; (vi) requiring or seeking to require divestiture by Buyer of any portion of the business, assets or property of the Company or of Buyer; or (vii) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

     (h) Prohibitions. There shall not be any action taken, or any Law enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any governmental entity which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.1(g);

     (i) Opinion. Buyer shall have received the opinion of Nevers, Palazzo, Maddux & Packard, plc, counsel to the Stockholders, dated the Closing Date to the effect that (i) the Company is duly organized, validly existing and in good standing under the laws of the State of California, (ii) the authorized capital of the Company is 1,000,000 shares of common stock, no par value per share, of which 120,000 are issued and outstanding immediately prior to the Closing and all of which have been duly authorized, validly issued and are fully paid and non-assessable and are subject to purchase hereunder, (iii) the Agreement, the Escrow Agreement, the other agreements to be delivered by the Stockholders hereunder, and the Sale have been duly authorized by all requisite action with respect to the Stockholders; (iv) the Agreement, the Escrow Agreement and, where applicable, the other agreements to be delivered by the Stockholders hereunder, have been duly executed and delivered by the

Stockholders, (v) the Agreement, the Escrow Agreement and the other agreements to be delivered by the Stockholders hereunder are the legal, valid and binding obligations of the Stockholders enforceable in accordance with their respective terms, except as enforceability may be limited or affected by bankruptcy and other similar laws and principles of equity, and (vi) the execution and delivery of the Agreement, the Escrow Agreement and, where applicable, the other agreements to be delivered by the Stockholders hereunder will not violate or conflict with the articles of incorporation or bylaws of the Company or conflict in any material respect with any agreement or instrument to which the Company or any of the Stockholders is a party.

     (j) Stockholder Approval. This Agreement, the Sale and all transactions contemplated herein and thereby shall have received all requisite approval from Buyer's stockholders at a special meeting of Buyer's stockholders called for the purpose of granting such approvals.

     (k) Employment Agreements. None of Jon M. Tamiyasu, Robert W. Brooks or Jim Williams shall have repudiated, cancelled or terminated, and none shall have given notice, in any form, of any intent to do any of the foregoing, the Employment Agreement or consulting agreement between the Company and each such individual executed concurrently herewith.

     (l) At the Closing Date, the Stockholders shall deliver to Buyer all of the following:

          (i) one or more stock certificates representing the Shares, duly endorsed in blank or with duly executed stock powers attached, in proper form for transfer;

          (ii) a certificate executed by each of the Stockholders stating that the conditions precedent set forth in subsections (a), (b) and (c) above have been satisfied;

          (iii) copies of the Private Consents and the Governmental Consents referred to in subsections (d) and (e) above;

          (iv) the minute books, stock transfer records, corporate seal and other materials related to the corporate administration of the Company (including, without limitation, certificates representing all outstanding shares of capital stock of the Company);

          (v) executed resignations (effective as of the Closing Date) from each of the officers and directors of the Company;

          (vi) copies of (A) the articles of incorporation, or similar governing document of the Company, certified by the Secretary of State of the state of incorporation of the Company, and (B) Certificates of Good Standing from the Secretary of State of each state in which the Company is incorporated or required to be qualified to do business, evidencing the good standing of the Company in each such jurisdiction;

          (vii) the registration rights and lock-up agreement, in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), executed by each of the Stockholders;

          (viii) a copy of the community service employment agreement, in the form attached hereto as Exhibit D (the "Community Service Employment Agreement") executed by each community service representative or consumer advocate set forth on Section 6.1 of the Disclosure Letter;

          (ix) a copy of the pledge agreement, in the form attached hereto as Exhibit E (the "Williams Pledge Agreement"), executed by Jim Williams;

          (x) a promissory note, in the form attached hereto as Exhibit F (the "Williams Promissory Note"), executed by Jim Williams;

          (xi) a copy of the pledge agreement, in the form attached hereto as Exhibit G (the "Stockholder Pledge Agreement"), executed by each of the Stockholders other than Jim Williams;

          (xii) a copy of the Escrow Agreement executed by the Stockholders' Representative on behalf of each of the Stockholders;

          (xiii) an executed certificate of trust, in the form attached hereto as Exhibit H, from each of the Trusts;

          (xiv) evidence that the Company has been released from any further obligation or liability to Kerlin Capital Group, LLC other than fees earned in connection with the Sale;

          (xv) evidence that the Company's Board of Directors has adopted resolutions approving the termination of the Company's 401(k) plan; and

          (xvi) such other certificates, documents and instruments as Buyer reasonably requests in connection with or related to the transactions contemplated hereby.

     Section 6.2 Conditions to Obligation of the Stockholders.

The obligation of the Stockholders to effect the Sale is subject to the satisfaction or waiver by the Stockholders' Representative at or prior to the Closing Date of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties, except for any representations and warranties made as of a specified date (other than the date hereof), which representations and warranties shall only need to have been true and correct on and as of such date.

     (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

     (c) HSR Act Waiting Period. The waiting period applicable to the consummation of the Sale under the HSR Act shall have expired or been terminated.

     (d) Government Action. There shall not be threatened, instituted or pending any order, action or proceeding by, or any decree, statute, law ordinance, rule or regulation entered, enacted, promulgated, enforced or issued before, any Governmental Entity (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions; (ii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the Related Documents; (iii) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

     (e) Prohibition. There shall not be any action taken, or any Law enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any governmental entity which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.2(d).

     (f) Stockholder Approval. This Agreement, the Sale and all transactions contemplated herein and thereby shall have received all requisite approval, if any, from the Company's stockholders.

     (g) Employment Agreements. The Company shall not have repudiated, cancelled or terminated, and shall not have given notice, in any form, of any intent to do any of the foregoing, the Employment Agreement or consulting agreement between the Company and each of Jon M. Tamiyasu, Robert W. Brooks and Jim Williams executed concurrently herewith;

     (h) Release of Guarantors. The Buyer shall have caused all guarantors of the Company's line of credit to be released from their guarantees.

     (i) At the Closing Date, Buyer shall deliver to the Stockholders all of the following:

          (i) an irrevocable letter of instruction to Buyer's transfer agent to issue the Stock Consideration (net of any amounts to be deposited in the Escrow Fund);

          (ii) the Note Consideration;

          (iii) the Cash Consideration;

          (iv) a certificate of an appropriate officer of the Company stating that the conditions precedent set forth in subsections (a) and (b) above have been satisfied;

          (v) the Registration Rights and Lock-Up Agreement, executed by Buyer;

          (vi) a copy of the articles of incorporation, or similar governing document of Buyer, certified by the Secretary of State of the state of incorporation of the Buyer, evidencing the good standing of Buyer in such jurisdiction;

          (vii) the Escrow Agreement, executed by Buyer and the escrow agent;

          (viii) the delivery of the Escrow Funds into the escrow established pursuant to the terms of the Escrow Agreement; and

          (ix) such other certificates, documents and instruments as the Stockholders reasonably request related to the transactions contemplated hereby.

                                  ARTICLE VII.

                           LIMITATIONS ON COMPETITION

     Section 7.1 Definitions.

For the purposes of this Article VII, the following definitions shall apply:

     (a) "Competitive Activities" means (i) the business of wholesale and retail pharmacy operations of drugs and services relating thereto for the treatment of chronic conditions, including, but not limited to, hemophilia and blood diseases ("Specialty Pharmacy Operations"), (ii) clinical services, reimbursement services and delivery services in connection with Specialty Pharmacy Operations and (iii) any business conducted by Buyer or its Affiliates, including the Company.

     (b) "Customer" means actual customers or third-party payors of the Company and its Affiliates, including the Company.

     (c) "Non-Compete Period" means the period beginning on the date hereof and ending on the fourth anniversary of the Closing Date. Solely with respect to Fred Copeland, "Non-Compete Period" for the purposes of 7.3 only shall mean the period beginning on the date hereof and ending on the second anniversary of the Closing Date.

     (d) "Non-Public Information" means any confidential, proprietary business information or data belonging to or pertaining to the Company or Buyer that does not constitute a Trade Secret (as hereinafter defined) and that is not generally known by or available through legal means to the public, including, but not limited to, information regarding the Company's or Buyer's customers or prospective customers, acquisition targets, suppliers, manufacturers and distributors gained by a Stockholder as a result of his or her employment with the Company.

     (e) "Stockholder" means, solely for purposes of this Article VII, (i) the "Stockholders," as such term is defined in the Recitals to this Agreement and
(ii) the Principals.

     (f) "Territory" means the United States of America and Puerto Rico.

     (g) "Trade Secrets" means information or data of or about Buyer or its Affiliates, including the Company, including but not limited to technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, business forms, techniques, drawings, processes, pricing information, financial data, financial plans, products plans, or lists of actual or potential customers, clients, distributees or licensees, referral sources, information of Buyer and its Affiliates, including the Company, concerning finances, services, staff, contemplated acquisitions, marketing investigations and surveys, that are not generally known to, and/or are not readily ascertainable by proper means by, other persons.

     Section 7.2 Trade Name and Non-Public Information.

Each Stockholder hereby agrees that with regard to each item constituting all or any portion of the Trade Secrets and Non-Public Information, at all times during which such item continues to constitute a Trade Secret or Non-Public Information, respectively:

     (a) such Stockholder shall not, directly or by assisting others, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected in any manner with, any business conducted under any corporate or trade name of the Buyer or its Affiliates, including the Company, or name similar thereto, without the prior written consent of Buyer, provided, that upon reasonable request by a Stockholder, Buyer shall provide a list of corporate or trade names subject to this Section 7.2(a);

     (b) such Stockholder shall hold in confidence all Trade Secrets and all Non-Public Information and will not, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, appropriate or otherwise communicate any Trade Secrets or Non-Public Information, without the prior written consent of Buyer, unless the furnishing of such information is required by law; and

     (c) such Stockholder shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets or Non-Public Information of which any Stockholder becomes aware. Each Stockholder shall assist the Company, at the Company's cost and expense, to the extent necessary, in the procurement or any protection of the Company's rights to or in any of the Trade Secrets or Non-Public Information.

     Section 7.3 Non-competition.

     (a) Each Stockholder agrees that during the Non-Compete Period, such Stockholder shall not, directly or indirectly, through an affiliate or otherwise, either for such Stockholder's own benefit or for the benefit of any other Person, without the prior written consent of Buyer (with the approval of its Board of Directors) which consent may be withheld by Buyer in its sole discretion, engage in any Competitive Activity in any manner or capacity (e.g. through any form of ownership or as an advisor, principal, agent, partner, officer, director, employee, employer, consultant, member of an association or otherwise) except in performing the Stockholder's duties as an employee or consultant of Buyer or its Affiliates.

     (b) The parties hereto acknowledge that the Company is conducting Competitive Activities throughout the Territory. Each Stockholder acknowledges that to protect adequately the interest of Buyer it is essential that any non-compete covenant with respect thereto cover all Competitive Activities and the entire Territory.

     (c) Ownership by a Stockholder, as a passive investment, in the aggregate of less than 5% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded on any nationally recognized over-the-counter market shall not constitute a breach of Section 7.3.

     (d) Notwithstanding the other provisions of this Article VII, the Stockholders may engage in the activities set forth in Section 7.3 of the Disclosure Letter.

     Section 7.4 Non-Solicitation.

Each Stockholder hereby agrees that such Stockholder will not, during the Non-Compete Period, either directly or indirectly, alone or in conjunction with any other party:

     (a) solicit, divert or appropriate or attempt to solicit, divert or appropriate, any Customer for the purpose of providing the Customer with services or products competitive with those offered by Buyer or any of its Affiliates, including the Company, during the Non-Compete Period, or

     (b) solicit, or attempt to solicit any officer, director, employee, consultant, contractor, agent, lessor, lessee, licensor, licensee, supplier of Buyer or any of its Affiliates, including the Company, to terminate, alter or lessen that party's affiliation with Buyer or any of its affiliates or subsidiaries (including the Company), or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and Buyer or any of its affiliates or subsidiaries (including the Company).

     Section 7.5 Damages.

Because of the difficulty of measuring economic losses to Buyer as a result of any breach by a Stockholder of his or her covenants in this Article VII, and because of the immediate and irreparable damage that could be caused to Buyer for which it would have no other adequate remedy, each Stockholder agrees that Buyer may enforce the provisions of Sections 7.1 through 7.4 by injunctions and restraining orders against that Stockholder if such stockholder breaches any of those provisions.

     Section 7.6 Reasonable Restraint.

The parties hereto each agree that Sections 7.1 through 7.5 impose a reasonable restraint on each Stockholder in light of the activities and business of Buyer, its Affiliates and the Company on the date hereof, the current business plans of Buyer, its Affiliates and the Company and the economic benefit received by each Stockholder as a result of the Agreement.

     Section 7.7 Severability; Reformation.

The covenants in this Article VII are severable and separate, and the unenforceability of any specific covenant in this Article VII is not intended by any party hereto to, and shall not, affect the provisions of any other covenant in this Article VII. If any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in Sections 7.1 through 7.4 are unreasonable as applied to any Stockholder, the parties hereto, including that Stockholder, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to that Stockholder and any other Stockholder similarly situated.

     Section 7.8 Independent Covenant.

All the covenants in this Article VII are intended by each party hereto to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of any covenant in this Article
VII. It is specifically agreed that the period specified in Section 7.1 shall be computed in the case of each Stockholder by excluding from that computation any time during which that Stockholder is in violation of any provisions of Sections
7.1 through 7.4. The covenants contained in this Article VII shall not be affected by any breach of any other provision hereof by any party hereto.

     Section 7.9 Materiality.

Each Stockholder, severally and not jointly with any other Person, hereby agrees that this Article VII is a material and substantial part of the transactions contemplated hereby.

                                 ARTICLE VIII.

                                   TERMINATION

     Section 8.1 Method of Termination.

This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned only as follows:

     (a) By the mutual written consent of the Stockholders' Representative and Buyer;

     (b) By the Stockholders' Representative on the one hand or Buyer on the other hand if the other party or parties shall have failed to comply in any material respect with any of its or their covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within 30 calendar days following receipt by such party of written notice from the non-breaching party or parties of such failure to comply;

     (c) By the Stockholders' Representative on the one hand or Buyer on the other hand if there has been (i) a breach by the other party or parties of any representation or warranty that is not qualified by materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within 30 calendar days following receipt by the breaching party or parties from the non-breaching party or parties of written notice of the breach;

     (d) By the Stockholders' Representative after June 30, 2002, if any of the conditions set forth in Article VI hereof, to which the Stockholders' obligations are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of the Stockholders;

     (e) By Buyer after June 30, 2002, if any of the conditions set forth in
Article VI hereof, to which Buyer's obligation is subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of Buyer;

     (f) By Buyer or the Stockholders' Representative, if Buyer's shareholders vote against a proposal to approve the transactions contemplated hereby;

     (g) By Buyer, if there has been any breach of Section 5.2 of this Agreement; or

     (h) By the Stockholders' Representative or Buyer if a court or governmental entity of competent jurisdiction institutes an order prohibiting the consummation of the transactions contemplated by this Agreement, provided that the order is not the result of an action or proceeding instituted by the terminating party.

     Section 8.2 Effect of Termination.

     In the event of a termination of this Agreement pursuant to Section 8.1. hereof, each party shall pay the costs and expenses incurred by such party in connection with this Agreement, and no party (or any of its officers, directors, employees, agents, representatives or stockholders) shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder. In the event of any termination of this Agreement, all provisions of this Agreement except for Article X and this Section 8.2 shall forthwith become void and have no effect, without any liability hereunder on the part of any party or its directors, officers or stockholders. In the event of any termination of this Agreement, the Nondisclosure Agreement shall survive such termination.

                                  ARTICLE IX.

                            SURVIVAL; INDEMNIFICATION

     Section 9.1 Survival.

     (a) Notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of such party in the Closing, the representations and warranties contained in this Agreement, and the indemnification obligations of the parties with respect thereto, shall survive the Closing until the 18-month anniversary of the Closing Date; provided, however, that (a) the representations and warranties contained in Sections 2.2, 2.3, 2.4, 3.1, 3.2, 4.1, 4.2 and 4.5 and the indemnification obligations of the parties with respect thereto, shall survive indefinitely, and (b) the representations and warranties contained in
Section 3.13 and the indemnification obligations of the Stockholders with respect thereto, shall survive until the expiration of all statutes of limitations governing the respective matters set forth therein. Notwithstanding the foregoing, any representation or warranty, and the indemnification obligations with respect thereto, that would otherwise terminate in accordance with this Section 9.1 shall continue to survive as to a claim, if notice of such claim shall have been timely given under Section 9.7 on or prior to such termination date, until such claim has been satisfied or otherwise resolved as provided in this Article IX.

     (b) Except as otherwise expressly set forth herein, each of the covenants set forth in this Agreement, and the indemnification obligations of the parties with respect thereto, shall survive the Closing indefinitely.

     Section 9.2 Indemnification by the Stockholders.

     (a) The Stockholders hereby jointly and severally agree to indemnify Buyer and its respective successors, affiliates, officers, directors, employees, agents and shareholders (collectively, the "Buyer Indemnified Parties"), and hold them harmless against any fine, penalty, claim, loss, liability, deficiency, damage, amount paid in settlement, expense or cost (including all costs of investigation, defense, legal fees and expenses), whether or not actually incurred or paid prior to the expiration of the indemnification obligation of the Stockholders hereunder (collectively, "Losses"), which any of the Buyer Indemnified Parties may suffer, sustain or become subject to, as a result of:

          (i) any misrepresentation in any of the representations or any breach of the warranties contained in Article III of this Agreement or in the Disclosure Letter, schedules or certificates delivered or to be delivered by or on behalf of the Stockholders pursuant to the terms of this Agreement, without giving effect to any qualifications as to materiality contained in such representations and warranties;

          (ii) any breach of, or failure to perform, any agreement or covenant of the Stockholders contained in this Agreement (other than a breach by a Stockholder of any provision contained in Article VII);

          (iii) any Transaction Costs not set forth on Section 3.37 of the Disclosure Letter; or

          (iv) any transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby that are required to be paid by the Stockholders ((i) - (iv) collectively, "Buyer Losses").

     (b) Once the occurrence of a breach of any representations or warranties has been established, Losses shall be calculated without regard to whether such breach caused a material adverse effect on the Company.

     Section 9.3 Indemnification by Stockholders.

Each Stockholder, with respect to himself or itself only, agrees to indemnify in full the Buyer Indemnified Parties and to hold the Buyer Indemnified Parties harmless against any Losses which any of the Buyer Indemnified Parties suffer, sustain or become subject to as a result of (i) any misrepresentation in any of the representations or any breach of the warranties contained in Article II of this Agreement or in any applicable Stockholder Disclosure Letters, schedules or certificates delivered or to be delivered by or on behalf of such Stockholder pursuant to the terms of this Agreement, without giving effect to any qualifications as to materiality contained in such representations and warranties, or (ii) any breach of, or failure to perform, any of the covenants set forth in Article VII by such Stockholder.

     Section 9.4 Indemnification by Buyer.

Buyer agrees to indemnify in full the Stockholders and hold them harmless against any Losses which any Stockholder may suffer, sustain or become subject to as a result of (a) any misrepresentation in any of the representations or any breach of the warranties contained in Article IV of this Agreement or in the Buyer Disclosure Letter, schedules or certificates delivered by or on behalf of Buyer, without giving effect to any qualifications as to materiality contained in such representations and warranties, or (b) any breach of, or failure to perform, any agreement or covenant of Buyer contained in this Agreement (collectively, "Stockholder Losses").

     Section 9.5 Security for Indemnity.

As security for the indemnification by the Stockholders, the parties have established the Escrow Fund pursuant to the Escrow Agreement. Buyer shall also have the right to offset up to an aggregate of $666,667 (the "Aggregate Offset Amount") against amounts payable under the Notes. Subject to the limitations set forth in Section 9.6 below, and the procedures set forth in Section 9.7 below, any indemnity obligation of the Stockholders pursuant to Section 9.2 shall be allocated (i) proportionally between the Escrow Fund and the Aggregate Offset Amount and (ii) among the Stockholders based upon each Stockholder's proportionate interest in the Aggregate Offset Amount and the Escrow Fund; provided, however, that the Stockholders shall be jointly and severally liable for any indemnification obligations that exceed the Escrow Fund and Aggregate Offset Amount. Subject to the limitations set forth in Section 9.6 below, and the procedures set forth in Section 9.7 below, any indemnity obligation of a Stockholder pursuant to Section 9.3 shall be satisfied initially from such Stockholder's proportionate interest in the Aggregate Offset Amount and the Escrow Fund; provided, however, that such Stockholder shall be personally liable for any indemnification obligations that exceeds his or its proportionate interest in the Escrow Fund and Aggregate Offset Amount.

     Section 9.6 Limitations on Indemnification.

     (a) Notwithstanding the provisions of Sections 9.2 and 9.3, the Stockholders shall not be required to indemnify or hold harmless any of the Buyer Indemnified Parties on account of any Buyer Losses under:

          (i) Section 9.2(a)(i); or

          (ii) resulting from breaches of the covenants set forth in Section 5.1(a) and 5.1(f) through (j) which breaches do not involve a payment, distribution or conferring of a benefit to any Stockholder, Principal or Affiliate of the Company; or

          (iii) Section 9.3(i)

unless the aggregate liability of the Stockholders in respect of all Buyer Losses exceeds $425,000 (the "Threshold Amount"). Once the Threshold Amount has been exceeded, Buyer Losses shall be calculated based on the full amount of the Buyer Losses, including the Threshold Amount.

     (b) Notwithstanding the provisions of Section 9.4, Buyer shall not be required to indemnify or hold harmless any of the Stockholders on account of any Stockholder Losses under Section 9.4(a) unless the aggregate liability of Buyer in respect of all Stockholder Losses exceeds the Threshold Amount. Once the Threshold Amount has been exceeded, Losses shall be calculated based on the full amount of the Losses, including the Threshold Amount.

     (c) Notwithstanding any provision herein to the contrary, the limitations set forth in clauses (a) and (b) of this Section 9.6 shall not apply to (i) breaches or inaccuracies of the representations and warranties contained in Sections 2.2, 2.3, 2.4, 3.1, 3.2, 4.1, 4.2 and 4.5 (ii) Losses by reason of any claims brought on the basis of fraud by a party hereto in connection with this Agreement, and (iii) any indemnity obligations set forth in Sections 9.2(a)(ii) (except as described in Section 9.6(a)(ii)), 9.3(ii) and/or 9.4(b).

     (d) The aggregate liability of the Stockholders on the one hand, and the Buyer on the other hand, for the matters described in this Article IX shall not exceed 10% of the Purchase Price except with respect to the matters described in 9.6(c)(i), 9.6(c)(ii) and 9.3(ii).

     (e) After the Closing, the rights and remedies set forth in this Article IX and in the Escrow Agreement shall be the exclusive rights or remedies of any party hereto for misrepresentations or breaches of warranties and/or covenants contained in this Agreement, other than (i) claims brought on the basis of fraud by a party hereto in connection with this Agreement, or (ii) Buyer's right to seek injunctive relief or any other remedies for any breaches of Article VII.

     Section 9.7 Method of Asserting Claims.

As used herein, an "Indemnified Party" shall refer to a "Buyer Indemnified Party," or a "Stockholder," as applicable, the "Notifying Party" shall refer to the party hereto whose Indemnified Parties are entitled to indemnification hereunder, and the "Indemnifying Party" shall refer to the party hereto obligated to indemnify such Notifying Party's Indemnified Parties.

     (a) In the event that any of the Indemnified Parties is made a defendant in or party to any investigation, audit, action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Losses, the Notifying Party shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless, and only to the extent that, such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim; provided, that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Notice of the intention to so contest and defend shall be given by the Indemnifying Party to the Notifying Party within 15 business days after the Notifying Party's notice of such Claim (but, in all events, at least five business days prior to the date that an answer to such Claim is due to be filed). Failure by the Indemnifying Party to give such notice within such period shall be deemed to be a decision by the Indemnifying Party not to contest and defend. Such contest and defense shall be conducted by reputable attorneys, reasonably acceptable to the Indemnified Party, engaged by the Indemnifying Party. The Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Notifying Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Notifying Party elects to participate in such defense, the Notifying Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Notifying Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld. Notwithstanding the foregoing, (i) if a Claim seeks relief other than the payment of monetary damages, (ii) if the subject matter of a Claim relates to the ongoing business of any of the Indemnified Parties, which Claim, if decided against any of the Indemnified Parties, would materially adversely affect the ongoing business or reputation of any of the Indemnified Parties, or (iii) the Indemnified Parties would not be fully indemnified with respect to such Claim, then, in each such case, the Indemnified Parties alone shall be entitled to contest, defend and settle such Claim in the first instance and, if the Indemnified Parties do not contest, defend or settle such Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim.

     (b) In the event any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Claim, the Notifying Party shall deliver a notice of such claim, and an estimate of the amount of the applicable Loss (if reasonably practicable) with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Notifying Party that it does not dispute the claim described in such notice or fails to notify the Notifying Party within 20 days after delivery of such notice by the Notifying Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Notifying Party's notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Notifying Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through such negotiations within 30 days after the delivery of the Notifying Party's notice of such claim, such dispute shall be resolved fully and finally in Minneapolis, Minnesota by an arbitrator selected pursuant to, and an arbitration governed by, the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall resolve the dispute within 30 days after selection and judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction.

     (c) The Stockholders' Representative shall act on behalf of the Stockholders with respect to any notices or consents required to be given or received under this Article IX.

                                   ARTICLE X.

                            MISCELLANEOUS AND GENERAL

     Section 10.1 Modification or Amendment.

Subject to the provisions of applicable law, the parties hereto may modify or amend this Agreement, only by written agreement executed and delivered by the Stockholders' Representative, on behalf of all Stockholders, and a duly authorized officer of the Buyer.

     Section 10.2 Waiver.

The conditions to each of the parties' obligations to consummate the transactions contemplated hereby are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

     Section 10.3 Counterparts.

This Agreement may be executed in any number of original or facsimile counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     Section 10.4 Governing Law; Waiver of Jury Trial.

     (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF MINNESOTA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS

BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.4.

     (c) EACH PARTY (i) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF MINNESOTA, OR ANY MINNESOTA STATE COURT LOCATED IN HENNEPIN COUNTY, IF ANY DISPUTE ARISES OUT OF THIS AGREEMENT,
(ii) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (iii) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN SUCH A FEDERAL OR STATE COURT SITTING IN THE STATE OF MINNESOTA OR IN HENNEPIN COUNTY.

     Section 10.5 Notices.

All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (a) when personally delivered, (b) when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device; provided, however, that if receipt is acknowledged after normal business hours of the recipient, notice shall be deemed to have been given on the next business day, (c) one day after deposit with a nationally recognized overnight courier, specifying next day delivery or (d) three days after being sent by registered or certified mail. Notices, demands and communications to parties will, unless another address is specified in writing, be sent to the address indicated:

                  if to Buyer:

                  Curative Health Services, Inc.
                  5051 Highway 7
                  St. Louis Park, Minnesota 55416
                  Phone: (952) 922-0201 ext. 11
                  Fax:   (952) 922-0198
                  Attention:  Gary Blackford, Chief Executive Officer

                  copy to:

                  Curative Health Services, Inc.
                  150 Motor Parkway
                  Hauppauge, New York 11788
                  Phone: (631) 232-7016
                  Fax:   (631) 233-8107
                  Attention: Nancy Lanis, General Counsel if to the Stockholders:

                  Jon M. Tamiyasu, Stockholders' Representative
                  c/o ActSys Medical, Inc.
                  31336 Via Colinas
                  Suite 101
                  Westlake Village, California  91362
                  Phone: (818) 707-1846
                  Fax:   (818) 707-9094

                  copy to:

                  Donald J. Palazzo, Esq.
                  Nevers, Palazzo, Maddux & Packard, plc
                  31248 Oak Crest Drive, Suite 100
                  Westlake Village, California 91361
                  Phone: (818) 879-9700
                  Fax:   (818) 879-9680

                  Eddie Rodriguez, Esq.
                  Brobeck, Phleger & Harrison LLP
                  12390 El Camino Real
                  San Diego, California 92130
                  Phone: (858) 720-2552
                  Fax:   (818) 720-2555

                  courtesy copy (which shall not be required in order to satisfy the notice requirements under this Section 10.5) to:

                  Jim Williams
                  520 Pacific Road
                  Corona, California  92881
                  Phone: (909) 272-1057
                  Fax:   (909) 272-3330

                  Robert W. Brooks, at an address to be provided by the Stockholder's Representative.

                  Fred Copeland
                  63 San Marino Circle
                  Rancho Village, California  92270
                  Phone: (760) 770-8806
                  Fax:   (760) 202-7390

                  Kelly Smith
                  29354 Castle Hill Drive
                  Agoura, California  91301
                  Phone: (818) 879-5005
                  Fax:   (818) 879-0567

     Section 10.6 Entire Agreement.

This Agreement (including any exhibits hereto), the agreements referred to herein, the disclosure letters of the parties, the Nondisclosure Agreement and the agreements disclosed on Section 10.6 of the Disclosure Letter, constitute the entire agreement among the parties, and supersede all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

     Section 10.7 No Third Party Beneficiaries.

Except as provided in Article IX, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder other than the Parties hereto and the Stockholders' Representative.

     Section 10.8 Severability.

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     Section 10.9 Interpretation.

The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Schedule or Exhibit, such reference shall be to a Section of, or Schedule or Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 10.10 Assignment.

This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Buyer shall have the right, without the Stockholders' consent, to assign all or any portion of its rights, duties and obligations under this Agreement to any Affiliate of Buyer, so long as Buyer guaranties the performance of such Affiliate hereunder. Except as provided in the preceding sentence, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto.

     Section 10.11 Schedules.

The Stockholder Disclosure Letter, the Disclosure Letter and the Buyer Disclosure Letter contain a series of sections corresponding to the sections contained in Articles II, III and IV of this Agreement. The mere listing (or inclusion of a copy) of a document or other item is not deemed adequate to disclose an exception to a representation or warranty unless the representation or warranty relates solely to the existence of the document or other item itself. The sections in the aforementioned letters relate only to the representations and warranties in the section of this Agreement to which they correspond and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the statements in this Agreement and statements in the aforementioned letters, the statements in this Agreement will control and the statements in such letters will be disregarded.

     Section 10.12 Press Releases and Announcements.

Except as otherwise required by applicable Law, neither the Stockholders nor the Company will, nor will either permit any of its respective affiliates, representatives or advisors to, at any time, issue or cause the publication of any press release or make any other public announcement, including, without limitation, any tombstone advertisements, with respect to the transactions contemplated by this Agreement. Buyer may issue or make such press releases or public announcements, with respect to the transactions contemplated by this Agreement, as Buyer, in its sole discretion, deems necessary or useful; provided, however, that the Stockholders and the Company shall have the right to review any such press release or public announcement prior to its publication.

     Section 10.13 Definitions.

                                        (a) Location of Certain Definitions.

Term                                                               Section
----                                                               -------
Acquisition Proposal                                                 5.2
Agreement....................................................      Preamble
Buyer........................................................      Preamble
Buyer Common Stock...........................................       1.2(b)
                                                                 Article VII
Buyer Disclosure Letter......................................      Preamble
Buyer Indemnified Parties....................................       9.2(a)
Buyer Losses.................................................     9.2(a)(iv)
Buyer Stock Price............................................       1.2(b)
Cash Consideration...........................................       1.2(d)
Closing......................................................        1.3
Closing Date.................................................        1.3
Company......................................................      Recitals
Company Financial Statements.................................        3.5
Company Review Date..........................................        3.6
Competitive Activities ......................................       7.1(a)
Contracts....................................................       3.4(b)
Customer ....................................................       7.1(b)
                                                                 Article III
Disclosure Letter............................................      Preamble
Employee Benefit Plan........................................      3.11(a)
ERISA........................................................      3.11(c)
ERISA Affiliate..............................................      3.11(h)
Escrow Agreement.............................................     1.2(f)(i)
Escrow Fund..................................................     1.2(f)(i)
Exchange Act.................................................       4.4(a)
GAAP.........................................................        3.5
Governmental Consents........................................       6.1(e)
Governmental Entity..........................................       3.4(a)
HSR Act .....................................................        2.4
Indemnified Party............................................        9.7
Indemnifying Party...........................................        9.7
IRS..........................................................      3.11(b)
Laws.........................................................      3.12(a)
Losses.......................................................       9.2(a)
Medical Waste Laws...........................................      3.16(h)
Non-Compete Period ..........................................       7.1(c)
Non-Public Information ......................................       7.1(d)
Note Consideration...........................................       1.2(c)

Term                                                               Section
----                                                               -------
Notifying Party..............................................        9.7
PBGC.........................................................    3.11(d)(ii)
Private Consents.............................................       3.4(b)
Purchase Price...............................................       1.2(a)
Regulations..................................................      3.12(c)
Remuneration.................................................      3.24(a)
Restricted Stock.............................................       1.4(a)
Sale.........................................................        1.1
SEC .........................................................       4.4(a)
SEC Reports .................................................       4.4(a)
Securities Act...............................................        2.1
Share or Shares..............................................      Recitals
Stock Consideration..........................................       1.2(b)
                                                                  Article II
Stockholder Disclosure Letter................................      Preamble
Stockholder Losses...........................................        9.4
Stockholders.................................................      Preamble
Stockholders' Representative.................................       1.5(a)
Supplemental Information.....................................        5.5
Territory ...................................................       7.1(f)
Threshold Amount.............................................       9.6(a)
Trade Secrets ...............................................       7.1(g)
Trusts.......................................................      Preamble
Williams.....................................................      Preamble

                                        (d) Certain Other Definitions.

     "Affiliate" of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

     "Claim" means any third party action, audit, proceeding, claim, investigation, subpoena or document request.

     "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, regulation, judgment, order, decree, arbitration award, agency requirement, license, permit, authorization or opinion, relating to: (a) the protection, investigation or restoration of the environment, health and safety, or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (c) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property, including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 USC Section 9601 et. sec.

     "Hazardous Substance" means any substance or waste that is: (a) listed, classified or regulated pursuant to any Environmental Law; (b) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (c) any other substance or waste which may be the subject of regulatory action by any government authority pursuant to any Environmental Law.

     "Indebtedness" means (a) any liability of the Company (i) for borrowed money or arising out of any extension of credit to or for the account of the Company (including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the Ordinary Course of Business, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) in respect of capital leases or (iv) in respect of an interest rate swap, cap or collar agreement or similar arrangement, (b) any liability secured by any Lien, except Permitted Liens, upon any property or assets of the Company (or upon any revenues, income or profits of the Company therefrom), whether or not the Company has assumed that liability or otherwise become liable for the payment thereof other than trade payables arising in the Ordinary Course of Business, or (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which the Company has incurred, assumed or acquired a liability by means of a guaranty.

     "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith: (a) all United States, international and foreign patents and applications thereof and all reissues, divisions, renewals, extensions, provisions, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, drug candidates, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (c) all copyrights, copyright registrations and applications therefore, and all other rights corresponding thereto throughout the world; (d) all industrial designs and any registration and applications therefor throughout the world; (e) all trade names, logos, common law trademarks and service marks, trademark and service mark registration and applications therefor throughout the world; (f) all databases and data collections and all rights therein throughout the world; and (g) any similar or equivalent rights to any of the foregoing anywhere in the world.

     "Knowledge" means the following:

     The Company will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, shareholder, partner, executor or trustee of the Company (or in any similar capacity) is (i) actually aware of such fact or (ii) such director, officer, shareholder, partner, executor or trustee (or other person serving in any similar capacity) of the Company could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representations or warranties contained in this Agreement.

     "Licenses" means all permits, licenses, exemptions, variances and other approvals and authorizations which are necessary to conduct the business of the Company.

     "Lien" means a mortgage, pledge, hypothecation, lien (statutory or otherwise), preference, priority, security interest, security agreement, easement, covenant, restriction, charge, claim, option, voting trust, stockholder agreement, proxy or other encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

     "Nondisclosure Agreement" means that certain Nondisclosure Letter Agreement between the Company and Buyer, dated October 16, 2001, as amended or supplemented.

     "Ordinary Course of Business" means an action taken by the Company that:

          (a) is consistent in nature, scope and magnitude with the past practices of the Company and is taken in the ordinary course of the normal day-to-day operations of the Company; and

          (b) does not require authorization by the board of directors or stockholders of the Company (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature.

     "Permitted Lien" means any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, any minor imperfection of title or similar Lien which individually or in the aggregate with other such Lien does not materially impair the value of the property subject to such Lien materially impair the use of such property in the conduct of the business of the Company, or all accounts payable incurred in the Ordinary Course of Business and reflected in the Company Financial Statements.

     "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, limited liability partnership, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature.

     "Principals" means Jon M. Tamiyasu, Kelly Smith, Robert W. Brooks and Fred Copeland.

     "Proxy Statement" means: (a) the letter to the shareholders of Buyer in connection with the Meeting; (b) the notice of the Meeting; and (c) the form of proxy to be distributed to the stockholders of Buyer in connection with the Meeting.

     "PTO" means the United States Patent and Trademark Office.

     "Related Documents" means the Registration Rights and Lock-Up Agreement, the Escrow Agreement, the Notes, the Williams Promissory Note, the Williams Pledge Agreement, the Employment Agreements any exhibit, schedule, certificate or other agreement delivered in connection with this Agreement.

     "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Taxing Authority, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify any other person.

     "Tax Return(s)" mean all returns, consolidated or otherwise (including without limitation informational returns), required to be filed with any Taxing Authority.

     "Taxing Authority" means any authority responsible for the imposition or collection of any Tax.

     "Transaction Costs" means the aggregate amount of any and all costs and expenses (regardless of whether such costs and expenses have been paid prior to the date hereof) incurred by or on behalf of the Company in connection with this Agreement, the Sale and the other transactions contemplated hereby including, without limitation, those fees and expenses relating to any investment banker, broker, lawyer or accountant, including, without limitation, those fees and expenses relating to the retention of Kerlin Capital Group, LLC, less expenses specifically identified on Schedule 3.37 as being excluded from the definition of Transaction Costs.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

                                     CURATIVE HEALTH SERVICES, INC.


                                     By: /s/ Gary D. Blackford
                                         ------------------------------------
                                         Gary D. Blackford
                                         Chief Executive Officer



                                     STOCKHOLDERS:


                                     /s/ Jim Williams
                                     ----------------------------------------
                                     Jim Williams



                                     TAMIYASU TRUST, dated December 16, 1997


                                     By: /s/ Jon M. Tamiyasu
                                         ------------------------------------
                                         Jon M. Tamiyasu, as trustee


                                     By: /s/ Ellen M. Tamiyasu
                                         ------------------------------------
                                         Ellen M. Tamiyasu, as trustee



                                     JON AND ELLEN TAMIYASU
                                     IRREVOCABLE TRUST NO. 1


                                     By: /s/ Stein Jorgensen
                                         ------------------------------------
                                         Stein Jorgensen, as trustee



                                     KELLY AND VALORIE SMITH FAMILY
                                     TRUST, dated December 15, 1997


                                     By: /s/ Kelly Smith
                                         ------------------------------------
                                         Kelly Smith, as trustee


                                     By: /s/ Valorie Smith
                                         ------------------------------------
                                         Valorie Smith, as trustee

                  [Signature page to Stock Purchase Agreement]

                                     KELLY AND VALORIE SMITH
                                     IRREVOCABLE TRUST NO. 1


                                     By: /s/ Craig Miller
                                         ------------------------------------
                                         Craig Miller, as trustee



                                     FRED AND LISA COPELAND FAMILY
                                     TRUST, dated August 4, 1999


                                     By: /s/ Fred Copeland
                                         ------------------------------------
                                         Fred Copeland, as trustee


                                     By: /s/ Lisa Copeland
                                         ------------------------------------
                                         Lisa Copeland, as trustee



                                     ROBERT AND SANDRA BROOKS FAMILY
                                     TRUST, dated April 10, 1987


                                     By: /s/ Robert W. Brooks
                                         ------------------------------------
                                         Robert W. Brooks, as trustee


                                     By: /s/ Sandra S. Brooks
                                         ------------------------------------
                                         Sandra S. Brooks, as trustee



                                     STOCKHOLDERS' REPRESENTATIVE


                                     By: /s/ Jon M. Tamiyasu
                                         ------------------------------------
                                         Jon M. Tamiyasu


                  [Signature page to Stock Purchase Agreement]

                                     PRINCIPALS:

                                     /s/ Jon M. Tamiyasu
                                     ----------------------------------------
                                     Jon M. Tamiyasu,


                                     /s/ Kelly Smith
                                     ----------------------------------------
                                     Kelly Smith


                                     /s/ Fred Copeland
                                     ----------------------------------------
                                     Fred Copeland


                                     /s/ Robert W. Brooks
                                     ----------------------------------------
                                     Robert W. Brooks




                  [Signature page to Stock Purchase Agreement]

                                   SCHEDULE A



                                                  Number of
Stockholder                                      Shares Owned     Pro-Rata Share
-----------                                      ------------     --------------

Jim Williams                                         20,000         16.67%

Tamiyasu Trust, dated December 16, 1997              36,000         30.00%

Tamiyasu Irrevocable Trust No. 1                      4,000          3.33%

Kelly and Valorie Smith Family Trust,
dated December 15, 1997                              16,000         13.33%

Kelly and Valorie Smith Irrevocable
Trust No. 1                                           4,000          3.33%

Fred and Lisa Copeland Family Trust,
dated August 4, 1999                                 20,000         16.67%

Robert and Sandra Brooks Family Trust, dated         20,000         16.67%
April 10, 1987


The following exhibits and schedules to the Stock Purchase Agreement have been omitted. Curative Healthcare Services, Inc. will furnish any such exhibits or schedules to the Commission as supplemental information upon request:

Exhibits
--------

Exhibit A         Form of Note

Exhibit B         Form of Escrow Agreement

Exhibit C         Form of Registration Rights Agreement

Exhibit D         Form of Community Service Employment Agreement

Exhibit E         Form of Williams Pledge Agreement

Exhibit F         Form of Williams Promissory Note

Exhibit G         Form of Shareholder Pledge Agreement

Exhibit H         Form of Certificate of Trust

Schedules
---------

Stockholder Disclosure Letter

Disclosure Letter

Buyer Disclosure Letter